UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ADDISON-DAVIS DIAGNOSTICS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                         2834                   80-0103134
(State or Other Jurisdiction of       (Primary Standard        (I.R.S. Employer
 Incorporation or Organization)   Industrial Classification  Identification No.)
                                        Code Number)

                       143 Triumfo Canyon Road, Suite 104
                           Westlake Village, CA 91361
                            TELEPHONE: (805)-494-7838
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                        EDWARD W. WITHROW, III, PRESIDENT
                       143 Triumfo Canyon Road, Suite 104
                           Westlake Village, CA 91361
                            TELEPHONE: (805)-494-7838
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:
                             DARRIN M. OCASIO, ESQ.

                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                            New York, New York 10018
                            Telephone: (212) 930-9700
                           Telecopier: (212) 930-9725

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

======================================== =============== =================== ===================== =====================
                                          Amount to be        Proposed             Proposed
 Title of Each Class of Securities to      Registered     Maximum Offering    Maximum Aggregate         Amount of
             be Registered                    (1)        Price per Unit(2)    Offering Price(1)      Registration Fee
---------------------------------------- --------------- ------------------- --------------------- ---------------------
Common Stock, $0.001 par value           235,294,118(3)         $ 0.025           $ 5,882,352.95          $ 692.35
---------------------------------------- --------------- ------------------- --------------------- ---------------------
Common Stock, $0.001 par value           268,255,068(4)         $ 0.025           $ 6,706,376.70          $ 789.34
---------------------------------------- --------------- ------------------- --------------------- ---------------------
Common Stock, $0.001 par value            84,491,086(5)         $ 0.025           $ 2,112,277.15          $ 248.62
---------------------------------------- --------------- ------------------- --------------------- ---------------------
Common Stock, $0.001 par value             6,600,000(6)         $ 0.025           $ 165,000               $ 19.42
----------------------------------------  --------------  ------------------  --------------------  --------------------
Common Stock, $0.001 par value            94,117,648(7)         $ 0.025           $ 2,352,941.20          $ 276.94
---------------------------------------- --------------- ------------------- --------------------- ---------------------
TOTAL                                    688,757,920                              $ 17,218,948.00         $ 2,026.67
======================================== =============== =================== ===================== =====================

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible securities and the exercise of warrants by the selling stockholders. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule
      416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants.. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the convertible securities. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 15, 2005.

(3)   Includes shares underlying 2005 callable convertible notes.

(4)   Includes shares underlying 2004 callable convertible notes.

(5)   Includes shares underlying 2004 convertible debentures.

(6)   Includes shares issued in consideration of consulting agreements.

(7)   Includes shares underlying warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. INFORMATION MAY HAVE CHANGED SINCE THAT DATE.

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                       688,757,920 SHARES OF COMMON STOCK

This prospectus covers the resale by selling shareholders of up to 688,757,920 shares of our common stock, $0.001 par value. The selling shareholders are offering:

      - 235,294,118 shares of common stock underlying our 2005 10% Callable Secured Convertible Notes,

      - 268,255,068 shares of common stock underlying our 2004 10% Callable Secured Convertible Notes

      - 84,491,086 shares of common stock underlying our 2004 Secured Convertible Debentures

      - 6,600,000 shares of common stock underlying stock issued as consideration under consulting agreements

      -     94,117,648 shares of common stock underlying warrants.

These securities are more fully described in the section of this prospectus titled "Description of Securities to be Registered".

The selling shareholders will sell in accordance with the terms described in the section of this prospectus titled "Plan of Distribution". We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Our common stock is listed on the Over-The-Counter Bulletin Board. Our trading symbol is "ADDI."

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July __, 2005

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Prospectus Summary                                                         1

Risk Factors                                                               2

Forward Looking Statements                                                 5

Description of Securities to be Registered                                 5

Selling Shareholders                                                       6

Plan of Distribution                                                       7

Use of Proceeds                                                            7

Directors, Executive Officers, Promoters and Control Persons               8

Security Ownership of Certain Beneficial Owners and Management             9

Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities                                            9

Organization                                                               11

Our Business                                                               11

Description of Property                                                    13

Legal Proceedings                                                          13

Management's Discussion and Analysis of Financial Condition
     and Results of Operations                                             14

Financial Statements                                         F-1 through F-42

Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure                                30

Certain Relationship and Related Transactions                              30

Market for Common Equity and Related Shareholder Matters                   20

Executive Compensation                                                     23

Experts                                                                    26

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION ABOUT OUR BUSINESS AND ABOUT THIS OFFERING. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. PLEASE READ THE ENTIRE PROSPECTUS.

                         ADDISON-DAVIS DIAGNOSTICS, INC.

We are currently the owner of a patent-pending and FDA 510(K) cleared urine specimen rapid drug screening test for drugs-of-abuse called DrugStop, which we have sold in limited quantities and are preparing to market through wider distribution channels. We are also test-marketing a licensed FDA 510(K) cleared product called EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases.

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

Management believes that we cannot afford the financial burden of ongoing developmental costs associated with theTarget System and its related analyzing equipment , in addition to the extended period of time necessary to bring those products to market and revenue production. Outright ownership of the Drug Stop product results in the addition of a valuable asset that is currently revenue producing, and adding licensed products that are immediately marketable without additional cost is, in management's opinion, the direction which we should pursue. We have recently entered into sales representative and distribution agreements to sell Drug Stop, our self-regulating urine speciman quick-test for drugs of abuse and EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases. The distribution company is seasoned and established with twenty five years experience in selling biomedical products.

Management is seeking to license other quick-test biomed products that do not require significant development costs. Management recognizes that we must generate some additional resources to fund overhead until the eventual achievement of sufficient revenue leading to sustained profitable operations. However, no assurance can be given that debt or equity financing will be available to us on satisfactory terms. Our success is dependent upon numerous items, including further product licensing and successful and effective sales strategies and management believes that revenues generated by these products will lead to future profitability.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

On May 9, 2005, in connection with the spin-off of Xact Aid, Inc., the Company distributed all 2,001,000 shares of its outstanding common stock that we owned to our shareholders (along with a copy of the Xact Aid prospectus). Xact Aid, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective on April 18, 2005, registering all 2,001,000 shares of Xact Aid common stock owned by the Company. In addition, Xact Aid has filed an application on Form 211 with the NASD to have the 2,001,000 shares traded on the Over-The-Counter-Bulletin Board.

                                HOW TO CONTACT US

We maintain our principal offices at 143 Triumfo Canyon Road, Suite 104 Westlake Village, CA 91361 . Our telephone number at that address is (805)-494-7838 and our facsimile number is 805-494-3213.

                                  THE OFFERING

We are registering 688,757,920 shares of our common stock for sale by the shareholders identified in the section of this prospectus titled "Selling Shareholders". The shares have not yet been, but that may be, issued to designated selling shareholders upon the conversion of our 10% Callable Secured Convertible Note, and/or the exercise of warrants. Information regarding the notes and the warrants is included in the section of this prospectus titled "Description of Securities to be Registered".

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A BUSINESS WITH VERY LITTLE OPERATING HISTORY, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF WE CAN BE SUCCESSFUL.

We have a very short history of operations. At this time we have 0nly two products that are being marketed and, even if we are successful in the introduction of any of our products, we are not certain that they will generate significant revenues. During the year ended June 30, 2004 and the nine months ended March 31, 2005, we incurred a net loss of $7,161,005 and $3,194,078, respectively, with revenues of only $192,109 and $5,176, respectively. We have only one product that currently generates revenues.

Because we have a short operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If you purchase our securities, you may lose your entire investment.

BECAUSE WE HAVE EARNED VERY LITTLE IN REVENUES, THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE CANNOT RAISE THE MONEY WE NEED TO SUPPORT OUR OPERATIONS UNTIL WE EARN SIGNIFICANT REVENUES, WE MAY BE REQUIRED TO CURTAIL OR TO CEASE OUR OPERATIONS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our ability to develop our business depends upon our receipt of money to continue our operations while we introduce our products and a market for them develops. If this funding is not received as needed, it is unlikely that we could continue our business, in which case you would lose your entire investment. To the extent that we need more funds, we cannot assure you that additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing as needed, we may be required to cease our operations.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. IF WE FAIL TO ACCURATELY FORECAST OUR CAPITAL NEEDS OR IF OUR PRODUCT DOES NOT EARN SIGNIFICANT REVENUES OUR BUSINESS COULD FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We are subject to the risks and uncertainties inherent in new businesses, including the following:

o Our projected capital needs may be inaccurate, and we may not have enough money to develop our business and bring our products to market as we planned;

o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our business and bring our products to market;

o Even if we are able to develop our products and bring them to market, we may not earn enough revenues from the sales of our products to cover the costs of operating our business.

If we are unsuccessful in our efforts to develop our business and if the product we provide does not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. If that happened you could lose your entire investment.

WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW EMPLOYEES. THE LOSS OF ONE OR MORE OF THESE EMPLOYEES COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

Our future success will depend, to a significant degree, on the continued services of our Chief Executive Officer, Edward W. Withrow III. Loss of the services of Mr. Withrow would have a material adverse effect on our business and operations.

WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN COMMERCIALIZING OUR CURRENT PRODUCTS OR ACQUIRING OR LICENSING FUTURE PRODUCTS. IF WE DO NOT COMMERCIALIZE OUR CURRENT PRODUCTS OR ACQUIRE OR LICENSE FUTURE PRODUCTS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our ability to successfully commercialize any current products or future products we may acquire or license is uncertain. Although our DrugStop product is currently being marketed, we cannot assure you that we can acquire or license future commercially successful products. If we do not acquire or license commercially successful products, you could lose your entire investment.

WE COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS. OUR INSURANCE MAY NOT BE ADEQUATE TO PAY SUCH CLAIMS. IF WE WERE REQUIRED TO PAY A CLAIM, OUR BUSINESS AND FINANCIAL CONDITION COULD BE ADVERSELY EFFECTED AND YOUR INVESTMENT MAY DECLINE IN VALUE.

We are marketing current products and intend to market future products to the retail, professional and governmental healthcare markets. These currently include an FDA cleared urine specimen drug screening test and a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases. When we begin selling these products, liability might result from claims made by consumers or professionals who purchase them. We do not currently carry product liability insurance. We anticipate obtaining product liability insurance covering the sale of our products. We can give no assurance that such insurance will be available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any product liability claim could have a material adverse effect on our business and financial condition and could cause the value of your investment to decline.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PATENTS OR OTHER INTELLECTUAL PROPERTY OR WE COULD BECOME INVOLVED IN LITIGATION WITH OTHERS REGARDING OUR INTELLECTUAL PROPERTY. EITHER OF THESE EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We rely on a combination of patent laws, nondisclosure, trade secret and other contractual and technical measures to protect our proprietary rights in our DrugStop product. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

Although we believe that our intellectual property does not infringe upon the proprietary rights of third parties, others may claim that we have infringed on their products. If we were to become involved in disputes regarding the use or ownership of intellectual property rights, we could incur substantial costs in defending or prosecuting any such action and the defense or prosecution of the action would likely result in a diversion of management resources. In addition, in order to settle such an action we could be required to acquire licenses from others or to give licenses to others on terms that are not beneficial to us. Any dispute relating to our intellectual property could have a material adverse effect on our business.

ONE OF OUR CURRENT PRODUCTS IS REGULATED BY THE FDA AND, IN THE WORLDWIDE MARKET, GOVERNMENT AGENCIES LIKE THE FDA. WE MAY BE UNSUCCESSFUL IN OBTAINING REGULATORY APPROVALS FOR OUR FUTURE PRODUCTS, EVEN THOUGH WE MAY INVEST A SIGNIFICANT AMOUNT OF TIME AND MONEY INTO SEEKING SUCH APPROVALS. IF OUR PRODUCTS DO NOT RECEIVE THE REGULATORY APPROVALS WE NEED TO SELL THEM, OUR REVENUES AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED AND THE VALUE OF YOUR INVESTMENT MAY DECLINE.

The manufacture, sale, promotion and marketing of some of our future products may be subject to regulation by the FDA and similar government regulatory bodies in other countries.

As we develop or obtain new products, we will be required to determine what regulatory requirements, if any, are required to market and sell our products in the United States and worldwide. Although we have not yet been required to spend significant sums of money to obtain FDA or other clearances or approvals for our products, the expense relating to obtaining such approvals could grow. Furthermore, we cannot predict the time frame for any clearance or approval because all required approvals are subject to independent governmental agencies over which we have no control. Delays in obtaining government clearances or approvals of our products, or failure to obtain required government clearances or approvals, will prevent us from marketing them, which, in turn, will prevent us from recouping their acquisition costs.

We intend to work diligently to assure compliance with all applicable regulations that impact our business. We cannot assure you, however, that we will be able to obtain regulatory clearance or approval for all of our products or that, in the future, additional regulations will not be enacted which might adversely impact our operations. In either case, our revenues and operating results could be adversely affected and the value of your investment may decline.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES TO THE SELLING STOCKHOLDER, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that is issuable to the selling stockholder, upon conversion of our convertible notes, based on market prices 25%, 50% and 75% below our market price on June 22, 2005 of $0.0170.

2005 10% Callable Convertible Notes

% Below             Price Per                  With Discount              #of Shares                   % Outstanding
Market                 Share                      at 60%                  Issuable                         Stock
------                 -----                      ------                  --------                         -----
25%                   $0.0043                     $0.0017                 1,882,352,941                    98.11%
50%                   $0.0085                     $0.0034                   941,176,471                    96.29%
75%                   $0.0128                     $0.0051                   627,450,980                    94.53%

2004 10% Callable Convertible Notes

% Below             Price Per                  With Discount              #of Shares                   % Outstanding
Market                 Share                      at 50%                  Issuable                         Stock
------                 -----                      ------                  --------                         -----
25%                   $0.0050                     $0.0021                 1,282,808,471                    97.25%
50%                   $0.0100                     $0.0043                   641,404,235                    94.65%
75%                   $0.0150                     $0.0064                   427,602,824                    92.18%

2004 Convertible Debentures

% Below             Price Per                  With Discount              #of Shares                   % Outstanding
Market                 Share                      at 50%                  Issuable                         Stock
------                 -----                      ------                  --------                         -----
25%                   $0.0050                     $0.0025                 313,725,490                      89.64%
50%                   $0.0100                     $0.0050                 470,588,235                      92.84%
75%                   $0.0150                     $0.0075                 888,888,889                      96.08%

The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings, selling our common stock issued in such conversion and/or exercise, and then converting more of their holdings. In this way, the selling stockholder could sell more than 4.99% of our outstanding common stock while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible notes are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may lower the market price of the common stock.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR SHAREHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

Our Certificate of Incorporation currently authorizes the Board of Directors to issue up to 2,000,000,000 shares of common stock. The Board of Directors may generally issue shares of common stock or warrants or options to purchase shares of common stock without further approval by our shareholders. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

We require substantial working capital to fund our business. If we raise additional money through the issuance of equity, equity-related or convertible debt securities, those securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

OUR SECURITIES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO LIQUIDATE THEM IF YOU NEED MONEY.

Our common stock trades sporadically on the Over-The-Counter Bulletin Board. In the past, there have been periods of several days or more when there were no trades of our common stock. It is not likely that an active market for our common stock will develop or be sustained in the foreseeable future. If you needed to liquidate your common stock because you needed money, it may be difficult or impossible to do so.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

Our common stock is considered a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will likely be a decrease in the willingness of broker-dealers to make a market in our common stock, decreased liquidity of our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

                           FORWARD LOOKING STATEMENTS

The federal securities laws provide a safe harbor for certain forward-looking statements. This safe harbor protects us from liability in a private action arising under either the Securities Act of 1933 or the Securities Exchange Act of 1934 for forward-looking statements that are identified as such and accompanied by meaningful cautionary statements, or are immaterial.

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including for example, our inability to obtain financing when and if we need it and other factors, many of which may be outside our control. Consequently, you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the sections titled, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

The forward-looking statements speak only as of the date on which they are made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK AND RIGHTS OF COMMON SHAREHOLDERS

The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our Articles of Incorporation, as amended, to issue 2,000,000,000 shares of common stock, $0.001 par value. Our common stock is traded on the over-the-counter bulletin board.

Holders of our common stock are entitled to one vote per share on all matters subject to shareholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If we were liquidated or dissolved, holders of shares of our common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. Holders of our common stock do not have cumulative voting rights.

                              SELLING SHAREHOLDERS

This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible notes held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

None of the following selling stockholders have held any position or office within our company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible notes and warrants.

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

Palisadses Master Fund LP is a private investment fund that is owned by its investors and managed by PEF Advisors, LLC. PEF Advisors, LLC, of which Mr. Paul
T. Mannion Jr. is the fund manager, has voting and investment control over the shares listed below owned by Palisadses Master Fund LP. Crescent International Ltd is a private investment fund that is owned by its investors and managed by Greenlight (Switzerland) SA. Greenlight (Switzerland) SA, of which Maxi Brezzi is the fund manager, has voting and investment control over the shares listed below owned by Crescent International Ltd. Alpha Capital AG is a private investment fund that is owned by its investors and managed by L.H. Financial Services Corp. L.H. Financial Services Corp, of which Ari Rabinowitz is the fund manager, has voting and investment control over the shares listed below owned by Alpha Capital AG. Bristol Investment Fund Ltd. is a private investment fund that is owned by its investors and managed by Bristol Capital Advisors, LLC, of which Paul Kessler is the fund manager, has voting and investment control over the shares listed below owned by Bristol Investment Fund Ltd. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
                                               Total
                         Total Shares of     Percentage                                                              Percentage
                          Common Stock       of Common      Shares of                                  Beneficial    of Common
                          Issuable Upon        Stock,     Common Stock     Beneficial Percentage of    Ownership    Stock Owned
                          Conversion of       Assuming     Included in     Ownership   Common Stock    After the       After
                         Convertible Notes      Full       Prospectus     Before the   Owned Before     Offering     Offering
        Name              and/or Warrants    Conversion                    Offering      Offering         (2)           (2)
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
AJW Qualified
Partners, LLC          112,062,133 (3)         75.5%      224,124,267(1)     1,869,070       4.9%             --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
AJW Offshore, Ltd.     131,269,996 (4)         78.3%      262,539,993(1)     1,869,070       4.9%             --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
AJW Partners, LLC       47,802,483 (5)         56.9%       95,604,966(1)     1,869,070       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
New Millennium
Capital Partners II,
LLC                      7,698,804 (6)         17.5%       15,397,608(1)     1,869,070       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Palisades Master
Fund LP                  2,670,537 (7)          6.9%        5,341,074(1)     1,869,070       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Crescent
International Ltd       14,582,498 (8)         28.7%       29,164,996(1)     1,869,070       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Alpha Capital AG        18,989,654 (9)         34.4%       37,979,308(1)     1,869,070       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Bristol Investment
Fund Ltd                 6,002,854 (10)        14.2%       12,005,708(1)     1,869,070       4.9%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Jessica Hedrick                  0 (11)         0.0%        1,700,000        1,700,000       4.7%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Fred DeLuca                      0 (11)         0.0%        1,700,000        1,700,000       4.7%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Norman A. Kunin                  0 (11)         0.0%        1,600,000        1,700,000       4.4%            --            --
---------------------- -------------------- ------------- -------------- ------------ --------------- ------------ --------------
Robert G. Pautsch                0 (11)         0.0%        1,600,000        1,700,000       4.4%            --            --

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 200% of the shares issuable upon conversion of the convertible notes and shares issuable upon exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2)   Assumes that all securities registered will be sold.

(3) Represents shares of common stock underlying an aggregate of $844,222 principal amount convertible notes and 15,905,882 shares underlying warrants exercisable at $0.0170 per share..

(4) Represents shares of common stock underlying an aggregate of $896,474 principal amount convertible notes and 23,576,471shares underlying warrants exercisable at $0.0170 per share.

(5) Represents shares of common stock underlying an aggregate of $359,167 principal amount convertible notes and 6,776,471shares underlying warrants exercisable at $0.0170 per share.

(6) Represents shares of common stock underlying an aggregate of $63,121 principal amount convertible notes and 800,000 shares underlying warrants exercisable at $0.0170 per share.

(7) Represents shares of common stock underlying an aggregate of $27,710 principal amount convertible debentures.

(8) Represents shares of common stock underlying an aggregate of $150,200 principal amount convertible debentures.

(9) Represents shares of common stock underlying an aggregate of $190,000 principal amount convertible debentures.

(10) Represents shares of common stock underlying an aggregate of $60,086 principal amount convertible debentures.

(11) Represents shares of common stock issued in as consideration for consulting services.

OUR JUNE 22, 2005 10% CALLABLE SECURED CONVERTIBLE NOTES SECURITIES PURCHASE AGREEMENT

On June 22, 2005, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $800,000 principal amount 10% Callable Secured Convertible Notes and we received the gross amount of $800,000. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.017 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by sixty percent (60%). In connection with the issuance of the 10% convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% convertible notes and the warrants.

Theses securities purchase agreements contain covenants and representations and warranties of the investors and us that are customary in transactions of this type. In particular, we have agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the notes and exercise of the warrants then outstanding and to have reserved at all times for issuance at least two times the number of shares that is the actually issuable upon full conversion of the notes and full exercise of the warrants. We have also agreed to provide the investors with a monthly list to ensure we are in compliance with such reserve amount requirement. Furthermore, we have agreed not to negotiate or contract, without the prior written consent of a majority-in-interest of the investors, with any party to obtain additional equity financing that involves the issuance of common stock at a discount to the market price of the common stock on the date of issuance or the issuance of convertible securities that are convertible into an indeterminable number of shares of common stock or the issuance of warrants. Moreover, our common stock must remain listed on the OTCBB or an equivalent exchange, and must remain eligible to file a Form SB-2 or S-1 Registration Statement and we are prohibited from merging or consolidating with or into another company or transferring all or substantially all of our assets to another company.

Under the terms of the securities purchase agreements, in the event the Company breaches one or more of its covenants or representations or warranties, the Company may be obligated to pay to the investors liquidated damages equal to three percent (3%) of the outstanding notes per month, prorated for partial months, in cash or unregistered shares of common stock (issued at a price equal to the conversion price of the notes determined as of the time of payment), at the option of the investors, for such time that the breach remains uncured.

The representations and warranties and covenants set forth in Sections 3, 4, 5 and 8 of the Securities Purchase Agreement will survive all of the closings for a period of two (2) years from the date that the last investment is completed. In addition, the representations, warranties and covenants are assignable to subsequent purchasers of the convertible notes and warrants from the original buyers.

The secured convertible notes bear interest at 10% per annum and mature on two years from the date of issuance. The 10% notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 10% notes and its affiliates own more than 4.9% of our outstanding common stock. The conversion price of our common stock used in calculating the number of shares issuable upon conversion of the 10% convertible notes, is the lesser of

o Sixty percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and

o     a fixed conversion price of $0.017.

We are be obligated to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of our common stock issuable upon a conversion of the convertible notes within two business days following the receipt of the investors' notice of conversion.

The number of shares of common stock issuable upon conversion of the convertible notes is determined by dividing that portion of the principal of the convertible notes to be converted by the conversion price. For example, assuming conversion of $800,000 of convertible notes on June 22, 2005, a conversion price of $0.0068 per share, the number of shares issuable, ignoring the 4.9% limitation discussed above, upon conversion would be:

$800,000/ $0.0068 = 117,647,059 shares

The conversion price of the convertible notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership.. Also, the convertible notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

The convertible notes are secured by a security agreement and an intellectual property security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights, receivables and intellectual property.

OUR COVENANTS WITH THE 10% CALLABLE SECURED CONVERTIBLE NOTE  HOLDERS

We may not, without the prior written consent of our convertible notes holders, do any of the following:

o pay, declare or set apart for payment any dividend or other distribution on shares of our capital stock other than shares issued in the form of a stock dividend;

o redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire our shares of capital stock;

o incur any indebtedness, except to trade creditors or financial institutions incurred in the ordinary course of our business or to pay the convertible notes;

o sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of our business;

o lend money, give credit or make advances to any person or entity except in the ordinary course of our business (to a maximum of $50,000); and

                             DESCRIPTION OF WARRANTS

The warrants purchased by the investors pursuant to the June 22, 2005 securities purchase agreement entitle the investors to purchase 47,058,824 shares of our common stock at an exercise price equal to $0.0170 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

                              PLAN OF DISTRIBUTION

We are registering a total of 688,757,920 shares of our common stock that are being offered by the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling shareholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling shareholders. Although the selling shareholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise, unless those warrants are exercised pursuant to the cashless exercise provisions thereof.

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

o     in privately-negotiated transactions;

o     through the writing of options on the shares;

o     short sales; or

o     any combination thereof.

The sale price to the public may be:

o     the market price prevailing at the time of sale;

o     a price related to such prevailing market price;

o     at negotiated prices; or

o     such other price as the selling stockholders determine from time to time.

The selling shareholders may also sell shares under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by the selling shareholders. We will receive proceeds of $0.017 per share from the exercise of warrants by the selling shareholders, unless those warrants are exercised pursuant to the cashless exercise provisions thereof.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and a description of the positions held by our directors, executive officers and key employees are as follows:

         NAME                   AGE                  POSITION(S)
         ----                   ---                  -----------

Edward W. Withrow III            40      Chief Executive Officer, President,
                                         Chief Financial Officer and Director

Fred DeLuca                      74      Secretary and Director

There are no family relationships between any directors and executive officers.

The size of our Board of Directors is currently fixed at two members. Members of the Board serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Edward W. Withrow III

Edward W. Withrow, III was appointed as the Chairman of the Board, Chief Executive Officer and President. In 1991, Mr. Withrow began his fifteen year entrepreneurial career as co-founder and principal in Box Office Partners, a foreign distribution and acquisition fund, spearheading the capitalization of their Box Office Partners 1, 2, and 3 Funds. He then became a principal in The Withrow Group in 1993, a Los Angeles based company developing and packaging filmed entertainment and shortly thereafter, in 1995, co-founded Family Store Entertainment, successfully producing educational entertainment for young children distributed through major U.S. grocery chains. In 1999, Mr. Withrow also co-founded Simplyfamily.com, an integrated vertical commerce community and one of the largest independent family based communities operating on the Internet. In 2002, Mr.. Withrow then became the C.E.O. of Reward Enterprises, Inc., an international telecommunications company specializing in the emerging growth area of Voice over Internet Protocol (VoIP). Mr. Withrow attended the University California Santa Barbara (UCSB)..

Fred DeLuca:

Mr. De Luca practiced corporate law over a twenty nine year period until retiring in June 1989 to serve as legal consultant and director to various private and publicly traded companies. From July 1999 until January 2003, Mr. DeLuca served as Secretary and was a legal consultant to Quicktest 5, Inc. In January 2003, Quicktest 5, Inc. was the surviving company of a merger with a public company and became QT5, Inc., the predecessor company. He continued to serve as Secretary and legal consultant to QT 5, Inc. from January 2003 to the present. In addition, in September 2004 he became a director of QT 5, Inc. From July 1995 to the present, Mr. DeLuca has also served as Secretary, director and consultant to Sound City Entertainment Group . From September 1989 to the present, Mr. DeLuca was and is a consultant to Automotive Racing Products. Mr. De Luca earned his undergraduate degree at University California Los Angeles
(UCLA) and his law degree at Southwestern University School of Law.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, information regarding the beneficial ownership of our common stock before the offering with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group. The term "executive officer" is defined as the Chief Executive Officer, President and the Chief Financial Officer. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. All shares in this table are reflected on a post-reverse split basis.

------------------- ----------------------------------------- ----------------- --------------
                                                                 Number of         Percentage
                                                                   Shares          Ownership
Title of Class of                                               Beneficially
     Security                 Name and Address(1)                 Owned(2)
------------------- ----------------------------------------- ----------------- --------------
Common Stock        Edward W., Withrow III(1)(3)(4)(5)             6,188,912          17.3%
Common Stock        Fred DeLuca(1)(2)(4)                           1,708,933           4.8%

                    All Officers and Directors (2 persons)         7,897,845          22.1%
------------------- ----------------------------------------- ----------------- --------------

(1) The address for Mr. Withrow and Mr. DeLuca is c/o Addison-Davis Diagnostics, Inc., 143 Triumfo Canyon Road, Suite 104 Westlake Village, CA 91361 .

(2) As required by Rule 13d-3 of the Securities Exchange Act of 1934, included in this calculation are 6,667 shares deemed beneficially owned by Fred DeLuca by virtue of his right to acquire them within 60 days of the date of this prospectus representing warrants granted to Mr. DeLuca in conjunction with his consulting agreement and 1,330 shares owned by SAGS 3, LLC, a limited liability corporation in which Mr. DeLuca is the managing member.

(3)   Executive Officer.

(4)   Director.

(5)   5% Shareholder.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of our directors.

Our Certificate of Incorporation requires us, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of our directors or officers.

Our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. We are required by our Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under our Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. Our Bylaws permit us to indemnify our employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  ORGANIZATION

Addison-Davis Diagnostics, Inc. (referred to in this prospectus as "we", "us", or "our") was formed on April 4, 1989 under the name Chelsea Atwater, Inc. On March 19, 1997 we changed our name to Cerx Entertainment Corporation, and on March 23, 1998 we changed our name to Cerx Venture Corporation. Prior to 1999 we had limited operations while we were seeking a business to acquire. On July 15, 1999, we effected a merger with EBonlineinc.com, Inc., a Delaware corporation, and changed our name to MoneyZone.com, Inc. (referred to in this prospectus as "MoneyZone"). On July 18, 2002, we announced that we had entered into a Merger Agreement with QuickTest 5, Inc., a Delaware corporation.

Effective January 9, 2003, pursuant to the terms of the Merger and Plan of Reorganization between MoneyZone.com, Inc. and QuickTest 5, Inc., Quicktest merged with and into MoneyZone (the "Merger"), the separate corporate existence of Quicktest ceased, and MoneyZone continued as the surviving entity and changed its name to "QT 5, Inc." and its symbol on the Over The Counter Bulletin Board to "QTFV". Prior to the Merger, our Board of Directors and the holders of a majority of the outstanding shares of common stock authorized and approved by written consent an amendment to our Certificate of Incorporation increasing the total number of shares of our authorized common stock from 25,000,000 shares to 100,000,000 shares. Prior to the Merger but also effective on January 9, 2003, we effectuated a 5 for 1 forward split of our outstanding shares of common stock. On November 3, 2003 we effected an increase of the total number of shares of our authorized common stock from 100,000,000 to 300,000,000 shares. In July2004 we effected an increase of the total number of shares of our authorized common stock from 300,000,000 to 5,000,000,000 shares. On April 26, 2004 we effected a 1 for 10 reverse stock split of our outstanding shares of common stock and on November 26, 2004 we effected a 1 for 150 reverse stock split of our outstanding shares of common stock and changed our name to "Addison-Davis Diagnostic, Inc."

All shares reported in this prospectus reflect the forward stock split and both reverse stock splits unless otherwise noted. All shares reported in this prospectus prior to May 2004 are reflected on a pre 1 for 150 reverse split basis unless otherwise noted.

On February 7, 2003 we formed Nico International, Inc., a wholly owned subsidiary.

On April 19, 2004 we formed Xact Aid, Inc., a wholly owned subsidiary. On May 9, 2005, in connection with the spin-off of Xact Aid, Inc., the Company distributed all 2,001,000 shares of its outstanding common stock that we owned to our shareholders (along with a copy of the Xact Aid prospectus). Xact Aid, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective on April 18, 2005, registering all 2,001,000 shares of Xact Aid common stock owned by the Company. In addition, Xact Aid has filed an application on Form 211 with the NASD to have the 2,001,000 shares traded on the Over-The-Counter-Bulletin Board.

                                  OUR BUSINESS

We are currently the owner of a patent-pending and FDA 510(K) cleared urine specimen rapid drug screening test for drugs-of-abuse called DrugStop, which we have sold in limited quantities and are preparing to market through wider distribution channels. We are also test-marketing a licensed FDA 510(K) cleared product called EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases.

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

Management believes that we cannot afford the financial burden of ongoing developmental costs associated with the Target System and its related analyzing equipment , in addition to the extended period of time necessary to bring those products to market and revenue production. Outright ownership of the Drug Stop product results in the addition of a valuable asset that is currently revenue producing, and adding licensed products that are immediately marketable without additional cost is, in management's opinion, the direction which we should pursue. We have recently entered into sales representative and distribution agreements to sell Drug Stop, our self-regulating urine specimen quick-test for drugs of abuse and EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases. The distribution company is seasoned and established with twenty five years experience in selling biomedical products.

Management is seeking to license other quick-test biomed products that do not require significant development costs. Management recognizes that we must generate some additional resources to fund overhead until the eventual achievement of sufficient revenue leading to sustained profitable operations. However, no assurance can be given that debt or equity financing will be available to us on satisfactory terms. Our success is dependent upon numerous items, including further product licensing and successful and effective sales strategies and management believes that revenues generated by these products will lead to future profitability.

THE MARKET FOR TEST KITS

The continuing growth of health care costs is a crucial issue in the United States. Health care costs are growing dramatically due to a number of factors, including the use of cutting-edge technologies, demand by patients for more and better health care services, advances in prescription drugs, government regulation and insurance fraud and abuse. Consumers and insurers are looking for ways to control these costs. Due to the rise in health care costs, we believe that the market for simple, rapid, cost-effective drug and disease test kits is significant and expanding.

Furthermore, we believe that there is an expanding global need to rapidly test for diseases and medical conditions in order to identify where and when they exist, thereby enabling the medical community to act upon such information.

Test kits are currently used to screen for illegal drugs in the workplace by government, correctional and law enforcement agencies, and are used outside the employment environment by rehabilitation centers, clinics, physicians and hospitals and by consumers. These and other home disease screens provide an easy, private, inexpensive way for consumers to undergo testing. We believe that these factors may encourage high-risk individuals, or those who are simply "too busy" to make an appointment with a physician, to use the home test kits.

THE EFFECT OF GOVERNMENT REGULATION ON OUR BUSINESS

We believe that we are currently in compliance with applicable FDA regulations and we intend to work diligently to assure compliance with current and future regulations that impact our business. We cannot assure you, however, that future regulations will not be enacted which might adversely impact our operations.

The Medical Device Amendments of 1976" (the "Medical Device Act"), a section of the Federal Food, Drug & Cosmetic Act, establishes complex procedures for compliance based upon FDA regulations that designate devices as Class I (general controls, such as compliance with labeling and record-keeping requirements), Class II (performance standards in addition to general controls) or Class III (pre-market approval application before commercial marketing).

A medical device that is substantially equivalent to a directly related medical device previously in commerce may be eligible for the FDA's abbreviated pre-market notification "510(k) review" process. FDA 510(k) clearance is a "grandfather" process. As such, FDA clearance does not imply that the safety, reliability and effectiveness of the medical device has been approved or validated by the FDA, but merely means that the medical device is substantially equivalent to a previously cleared commercially-related medical device. The review period and FDA determination as to substantial equivalence should be made within 90 days of submission of a 510(k) application, unless additional information or clarification or clinical studies are requested or required by the FDA. As a practical matter, the review process and FDA determination often take significantly longer than 90 days.

Our current diagnostic products are Class I and Class II products. These products have been approved by the FDA for sale in the professional market and the DrugStop product is approved for sale over-the-counter.

LICENSES AND OTHER INTELLECTUAL PROPERTY

Other than as described above, we have no licenses, franchises or concessions and we have not entered into labor contracts.

COMPETITION

The diagnostic industry is a multi-billion dollar international industry and is intensely competitive. Many of our competitors, such as Roche Diagnostics, are substantially larger and have greater financial, research, manufacturing, and marketing resources.

Important competitive factors for diagnostic products include product quality, price, ease of use, customer service, and reputation. We are not certain that our products, when they are introduced to the market, will be competitive. We expect competition to intensify as technological advances are made and become more widely known, and as new products reach the market. Furthermore, new testing methodologies could be developed in the future that render our products impractical, uneconomical or obsolete. We cannot assure you that our competitors will not succeed in developing or marketing technologies and products that are more effective than those we develop or that would render our technologies and products obsolete or otherwise commercially unattractive. In addition, we cannot assure you that our competitors will not succeed in obtaining regulatory approval for these products, or introduce or commercialize them before we can do so. These developments could have a material adverse effect on our business, financial condition and results of operations.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We do not engage in manufacturing or other operations that impact the environment, therefore, we have not spent any money to comply with federal, state or local environmental laws.

EMPLOYEES

We have 3 full-time employees.

DESCRIPTION OF PROPERTY

Our office facilities are located at 143 Triunfo Canyon Road, Suite 104, Westlake Village, California 91361. We lease this 1,300 square foot facility at market rates. Our current rent is $2,745.40 per month. The lease provides for a rent increase at the rate of 4% for the second year of the term which will increase our rent to $2,855.22 per month for the period August 1, 2006 to July 31, 2007. The lease expires on July 31, 2007.. We believe that this space is sufficient for our needs for the foreseeable future.

                                LEGAL PROCEEDINGS

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against us alleging that we breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. We are in the process of defending this litigation and have recorded a liability of $156,400 in the accompanying audited consolidated balance sheet.

On June 10, 2004, Impact Displays Inc. filed a complaint against us demanding payment of $146,830 representing the balance due on a $346,830 invoice, against which we paid $200,000, for shelving to display our NICOWater(TM) product in Rite Aid Pharmacy stores. In its answer to the complaint, we alleged that (1) the goods sold were at the special request of third-parties (ie Rite Aid and Impact Displays) and that either of those third parties still have possession of the goods; (2) that the plaintiff overcharged for the goods; and (3) that plaintiff, in violation of state and federal law, had a tying arrangement with Rite Aid wherein only the shelving manufactured by plaintiff could be used for the display of our product. Management believes that we will prevail and will have no liability regarding this lawsuit.

We are, from time to time, involved in various other legal and related proceedings which arise in the ordinary course of operating our business. In the opinion of management, the amount of ultimate liability, if any, with respect to these other actions will not materially affect the consolidated financial position or results of operations of the Company.

On January 5, 2005, Steven H. Reder ("Reder"), a former officer and director of the Company, filed a lawsuit against the Company alleging breach of his employment agreement, wrongful discharge, libel and breach of promissory note. On June 15, 2004 the Company issued a note to Mr. Reder in the amount of $220,750, which reflected the sums due to Mr. Reder for unpaid compensation due by the Company as of June 15, 2004 (see Note 9). The note bears interest at the rate of 6% per annum payable monthly commencing June 15, 2004 and continuing until December 31, 2004, when the entire principal and accrued interest shall be due and payable. The Company has made no payments to Mr. Reder on this note. Management views this lawsuit as lacking in merit and is defending the same vigorously.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL OVERVIEW

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited consolidated balance sheet as of March 31, 2005, the unaudited consolidated statements of operations for the three and nine months ended March 31, 2005, and the unaudited consolidated statements of cash flows for the nine months ended March 31, 2005 and the related notes thereto as well as the audited consolidated balance sheet as of June 30, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended..

The Company cautions readers that important facts and factors described in this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this document sometimes have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results during fiscal 2005 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

As reported in the Independent Auditors' Report on our June 30, 2004 financial statements, the Company has incurred losses from operations that raised substantial doubt about our ability to continue as a going concern.

GOING CONCERN

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

Management believes that we cannot afford the financial burden of ongoing developmental costs associated with theTarget System and its related analyzing equipment , in addition to the extended period of time necessary to bring those products to market and revenue production.. Outright ownership of the Drug Stop product results in the addition of a valuable asset that is currently revenue producing, and adding licensed products that are immediately marketable without additional cost is, in management's opinion, the direction which we should pursue. We have recently entered into sales representative and distribution agreements to sell Drug Stop, our self-regulating urine speciman quick-test for drugs of abuse and EZ F.O.B.T., a fecal occult quick-test for unseen blood in the stool to detect early signs which may lead to colon cancer and other intestinal diseases. The distribution company is seasoned and established with twenty five years experience in selling biomedical products.

Management is seeking to license other quick-test biomed products that do not require significant development costs. Management recognizes that we must generate some additional resources to fund overhead until the eventual achievement of sufficient revenue leading to sustained profitable operations. However, no assurance can be given that debt or equity financing will be available to us on satisfactory terms. Our success is dependent upon numerous items, including further product licensing and successful and effective sales strategies and management believes that revenues generated by these products will lead to future profitability.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income/loss from operations, and net income/net loss, as well as on the value of certain assets on our balance sheet. We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our financial statements, policies that are particularly significant are stock-based compensation and revenue recognition. In addition, please refer to Note 1 to the accompanying condensed consolidated financial statements for further discussion of our significant accounting policies.

STOCK-BASED COMPENSATION

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting For Stock-Based Compensation." SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25, as amended ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

REVENUE RECOGNITION

We recognize revenue at the time of shipment of our products to customers. We are still in our initial stages of selling our new product line to customers or distributors

RESULTS OF OPERATIONS

We are pleased with the progress in plans to bring products to the marketplace in a cost-efficient manner, and also with the significant reduction in our net loss for the three and nine month periods ended March 31, 2005 compared to the same periods last year. Our new management team has continued to focus on identifying our markets, establishing affordable additional licensed product and structuring sales and marketing relationships. We generated some revenue through initial sales of our drugs-of-abuse DrugStop quick-test product and, as previously mentioned, have signed-up an experienced distributor to expand upon such sales.. We will still require additional funding for sales and marketing and general business overhead. There can be no assurance that our operations will be profitable or that we will be able to obtain financing when we need it or, if we obtain financing, that such financing will have terms satisfactory to us. Our products, to the extent that they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations of various state and foreign governmental agencies. There can be no assurance that we will maintain or obtain the appropriate regulatory approvals required to market our products.

During the three months ended March 31, 2005, our revenues were $1,940 and we incurred a net loss of $1,002,707, compared to revenue of $1,298 and a net loss of $1,081,677 during the three months ended March 31, 2004. Cost of sales for the current three month period and cost of sales for the three-month period ended March 31, 2004 were $1,095 and $1,075, respectively. General and administrative expenses for the three months ended March 31, 2005 were $448,400, compared to $891,266 for the three months ended March 31, 2004. The decrease in expenses of $442,866 for the current three month period were due substantially to a decrease in salaries (primarily executive salaries) and related payroll taxes of $197,007, decrease in professional fees of $157,881 and decrease in insurance of $ 27,742, and net decrease in various other expenses of approximately $60,236. During the three months ended March 31, 2005 and 2004, we recorded interest expense of $559,754 and $121,494, respectively, representing accrued interest and amortization of a discount on convertible debentures and notes.

During the nine months ended March 31, 2005, our revenues were $5,176 and we incurred a net loss of $3,194,078, compared to revenue of $191,702 and a net loss of $6,472,968 during the nine months ended March 31, 2004. Cost of sales for the current nine month period and cost of sales for the nine month period ended March 31, 2004 were $2,838 and $109,437, respectively. General and administrative expenses for the nine months ended March 31, 2005 were $1,726,490, compared to $4,307,326 for the nine months ended March 31, 2004. The decrease in expenses of $2,580,836 for the current nine month period were due substantially to a decrease in advertising and marketing of $476,403, due substantially to the discontinuance of the NICOWater product, decrease in salaries (primarily executive salaries) and related payroll taxes of $573,385, decrease in management and consulting fees of $208,245, decrease in professional fees of $434,123 and decrease in insurance of $ 272,522, all due primarily to discontinuance of the NICOWater product, decreases in office expense, public relations, inspections and research of $127,284 in the aggregate and net decrease in various other expenses of approximately $488,874. During the nine month period ended March 31, 2005, we issued 1,232,250 shares of common stock for financial and other advisory consulting services pursuant to agreements and 1,707,221 shares of common stock pursuant to employment agreements. On the date of issuance the fair market value of the common stock was $219,725 and $371,250, respectively. During the nine months ended March 31, 2005 and 2004, we recorded interest expense of $1,509,067 and $1,486,193, respectively, representing accrued interest and amortization of a discount on convertible debentures and notes.

During the fiscal year ended June 30, 2004, we had revenues of $192,109 as compared to $9,042 during the fiscal year ended June 30, 2003. Revenues, introduced in the latter part of fiscal year ended June 30, 2003, were earned during each fiscal year from the sale of NICOWater(TM). Sales of NICOWater(TM) ceased on January 8,2004 due to the loss of the NICO patent. Cost of sales for the fiscal year ended June 30, 2004 was $109,437 as compared to $3,708 for the fiscal year ended June 30, 2003. Cost of sales included the purchase of nicotinum, four pack carriers, labels, costs related to bottling the product and costs related to repacking. Other costs and expenses for the fiscal year ended June 30, 2004 totaled $5,837,236 as compared to $6,138,072 for the fiscal year ended June 30, 2003. The net decrease in general and administrative expense for the fiscal year ended June 30, 2004 was due primarily to a combination of the following:

o the decrease in consulting fees totaling approximately $3,485,908, due primarily to a decrease in issuance of the Company' stock for medical and marketing consulting services caused by the Company's loss of NICOWater(TM).

o the increase in salaries of approximately $996,010 due to our transition from a development stage company for most of the fiscal year ended June 30, 2003 to an operating company for the fiscal year ended June 30, 2004;

o the increase in legal and professional fees totaling approximately $259,210 which were associated with our financings and making appropriate filings under the Securities Act of 1934;

o an increase in patent litigation related expenses totaling approximately $730,131 due to our loss of the NICO patent; and

o the increase of approximately $56,388 attributable to net increases in various other expenses.

Other income (expense) for the fiscal years ended June 30, 2004 and June 30, 2003 were made up of $1,139,534 and $106,407, respectively, in amortization of debt discount and financing, $238,988 and $151,382, respectively, of interest and $27,919 and $19,689, respectively, of other expenses including losses on settlement of accounts payable. The increase in debt discount and financing costs were due to increased use of convertible debt funding vehicles in fiscal 2004 over fiscal 2003.

As a result of the above, we incurred a net loss of $7,161,005 for the fiscal year ended June 30, 2004 as compared to a net loss of $6,410,216 for the fiscal year ended June 30, 2003.

LIQUIDITY AND CAPITAL RESOURCES

Although our capital requirements as they relate to the development of products will diminish with our abandonment of the Target System, the introduction and launch of our existing products and our continued search for new licensed products, will continue to be significant. Our future cash requirements and the adequacy of available funds will depend on many factors, including our success in selling existing products, costs to bring new products to market, the pace at which we are able to launch our new products or future products we may license to sell, whether or not there is a sufficient market for future products we license and, if there is a market, the pace at which it develops.

While we have recently begun to market certain of our products, we have generated very little revenues to date in order to fund our operations. We will certainly need additional capital to become profitable. During the next several months, if we do not have sufficient revenue to fund our operations, we would have to seek capital through an offering of our securities or from additional loans. We cannot guarantee that any financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.

We had $2,770 in cash, $62,016 in accounts receivable, $42,899 in inventories and $47,836 in prepaid expenses and customer deposits at March 31, 2005.

Also reflected are net property and equipment of $25,218 and other assets including net deferred financing costs of $88,642, license of $358,684, prepaid interest of $203,461 and security deposits of $10,045.

Current liabilities in the amount of $1,735,322 include accounts payable and accrued expenses of $1,128,129. Also included are a lease liability of $156,400 related to assumed pre-merger Moneyzone liabilities, notes payable of $342,793 and notes payable to related parties of $108,000. Convertible debentures and notes payable in the amount of $1,463,770 are net of unamortized debt discount of $1,128,470 relating to our convertible debentures and notes. We had negative working capital in the amount of $1,476,340 at March31, 2005.

During the nine months ended March 31, 2005, our net cash position decreased by $307,750 from a beginning balance of $310,520 as of June 30, 2004. During the nine months ended March 31, 2005, we had a loss from operations of $3,194,078 as compared to a loss from operations of $6,472,968 for the nine months ended March 31, 2004. We had no cash flows from investing activities and net cash flows provided by financing activities were $2,850,519. During this period, our operating activities utilized net cash of $3,157,269.

Also during the nine months ended March 31, 2005, our trade accounts payable and accrued expenses increased by $82,003, and our notes payable decreased by $65,934 due to our utilization of the convertible debenture funding, as compared to an increase of $902,652 and a decrease of $282,500, respectively, during the same period in 2004.

The Company does not currently have any material commitments for capital expenditures in the short term other than those expenditures incurred in the ordinary course of business.

Since inception, our operating and investing activities have used all cash generated from our financing activities. We anticipate continued revenues from sales of our products, however, we will have an ongoing need to raise additional capital to meet working capital requirements in order to fund the growth and development of the business.

SIGNIFICANT EVENTS DURING THE PERIOD APRIL 1, 2005 TO JULY 15, 2005

A. SETTLEMENT AND RELEASE AGREEMENT AND RECISSION OF LICENSE AGREEMENT AND MODIFICATION THERETO

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

B. SPIN OFF OF XACT AID, INC., A WHOLLY OWNED SUBSIDIARY

On May 9, 2005, in connection with the spin-off of Xact Aid, Inc., the Company distributed all 2,001,000 shares of its outstanding common stock that we owned to our shareholders (along with a copy of the Xact Aid prospectus). Xact Aid, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective on April 18, 2005, registering all 2,001,000 shares of Xact Aid common stock owned by the Company. In addition, Xact Aid has filed an application on Form 211 with the NASD to have the 2,001,000 shares traded on the Over-The-Counter-Bulletin Board.

C. SALE OF 10% CALLABLE SECURED CONVERTIBLE NOTES

On June 22, 2005, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $800,000 principal amount 10% Callable Secured Convertible Notes and we received the gross amount of $800,000. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $.017 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by sixty percent (60%). In connection with the issuance of the 10% convertible notes, the noteholders shall receive warrants to purchase shares of our common stock. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% convertible notes and the warrants. (See "OUR SECURITIES PURCHASE AGREEMENT")

D. ISSUANCE OF UNREGISTERED COMMON STOCK AS CONSIDERSATION FOR SERVICES

On July 12, 2005 we issued a total of sixteen million two hundred (16,200,000) shares of our restricted and unregistered common stock to five consultants as consideration for services and three million eight hundred thousand (3,800,000) shares of our restricted and unregistered common stock to Edward W. Withrow, III, our Chief Executive Officer, in consideration of his terminating his employment agreement and entering into a consulting agreement, the effect of which includes, but is not limited to, reducing his annual base salary from $198,000 to $96,000. Mr. Withrow will continue to serve as our Chief Executive Officer.

FINANCIAL STATEMENT INDEX

FINANCIAL STATEMENTS FOR Addison-Davis Diagnostics, Inc. (f/k/a QT 5, Inc.)

Report of Independent Registered Public Accounting Firm                      F-1
Consolidated Balance Sheet as of June 20, 2004                               F-2
Consolidated Statements of Operations for the years ended June 30, 2004
and 2003                                                                     F-3
Consolidated Statements of Stockholder' Deficit for the years ended
June 30, 2004 and 2003                                                       F-4
Consolidated Statements of Cash Flows for the years ended June 30, 2004
and 2003                                                                     F-5
Notes to the Consolidated Financial Statements                               F-7
Consolidated Balance Sheet as of March 31, 2005 (unaudited)                 F-26
Consolidated Statements of Operations for the three and nine months ended
March 31, 2005 and 2004 (unaudited)                                         F-28
Consolidated Statements of Cash Flows for the nine months ended March 31,
2005 and 2004 (unaudited)                                                   F-29
Notes to the Consolidated Financial Statements as of
March 31, 2005(unaudited)                                                   F-31

Report of Registered Public Accounting Firm
Board of Directors and Stockholders
QT 5, Inc.

We have audited the accompanying consolidated balance sheet of QT 5, Inc. (the "Company") as of June 30, 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2004, and the results of its operations and its cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. During the years ended June 30, 2004 and 2003, the Company incurred net losses of $7,161,005 and $6,410,216, respectively, with only $192,109 and $9,042 of revenue, respectively. The Company also had an accumulated deficit of $17,346,781 and negative working capital of $1,214,859, with $310,520 of cash at June 30, 2004. In addition, the Company has lost the arbitration with the patent holder of NICOWater(TM), and subsequently lost the rights to the patent and the related right to sell the Company's only product that has been revenue producing to the Company. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Successful completion of the Company's transition to the attainment of profitable operations is dependent upon its obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              CORBIN & COMPANY, LLP
Irvine, California
August 19, 2004

                                   QT 5, INC.

                           CONSOLIDATED BALANCE SHEET

                                             ASSETS                         June 30, 2004
                                                                            ------------
Current assets:
     Cash                                                                   $    310,520
     Inventories                                                                  35,870
     Prepaid expenses                                                            107,597
     Customer deposits                                                            50,500
                                                                            ------------

         Total current assets                                                    504,487

Property and equipment, net of accumulated depreciation of $14,163                28,422
Deferred financing cost, net of accumulated amortization of $534,949             102,861
Prepaid interest                                                                 100,000
License                                                                          358,684
Other assets                                                                      10,145
                                                                            ------------

                                                                            $  1,104,599
                                                                            ============
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                                  $    782,152
     Accrued salaries                                                             53,974
     Lease liability                                                             156,400
     Accrued legal fees                                                          210,093
     Notes payable                                                                20,702
     Notes payable to related parties                                            496,025
                                                                            ------------

         Total current liabilities                                             1,719,346

Convertible notes payable, net of unamortized debt discount of $1,110,911        473,446

         Total liabilities                                                     2,192,792
                                                                            ------------

Commitments and contingencies

Stockholders' deficit:
     Common stock, $0.001 par value; 5,000,000,000 shares authorized;
       34,553,437 shares issued and outstanding                                   34,553
     Additional paid-in capital                                               16,224,035
     Accumulated deficit                                                     (17,346,781)
                                                                            ------------

         Total stockholders' deficit                                          (1,088,193)
                                                                            ------------

                                                                            $  1,104,599
                                                                            ============

See accompanying notes to consolidated financial statements

                                   QT 5, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          For The Year Ended  For The Year Ended
                                                             June 30, 2004     June 30, 2003
                                                              ------------    ------------
Revenue                                                       $    192,109    $      9,042

Costs and expenses:
      Cost of revenue                                             (109,437)         (3,708)
      General and administrative                                (5,107,105)     (6,138,072)
      Loss on patent arbitration                                  (730,131)             --
                                                              ------------    ------------

Operating loss                                                  (5,754,564)     (6,132,738)

Other expense:
      Interest, net                                             (1,378,522)       (257,789)
      Other, net                                                   (27,919)        (19,689)
                                                              ------------    ------------

Net loss                                                      $ (7,161,005)   $ (6,410,216)
                                                              ============    ============

Net loss available to common stockholders per common share:
      Basic and diluted                                       $      (0.68)   $      (2.58)
                                                              ============    ============

Weighted average shares outstanding:
      Basic and diluted                                         10,510,065       2,482,856
                                                              ============    ============

See accompanying notes to consolidated financial statements

                                   QT 5, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

                                                                            Additional     Pre-paid
                                                      Common Stock            Paid-in     Consulting    Accumulated
                                                   Shares        Amount       Capital       Expense        Deficit         Total
                                                   ------        ------       -------       -------        -------         -----
Balance, June 30, 2002                            1,835,600    $  1,836      3,898,914    $      --    $ (3,775,560)   $    125,190

Issuance of shares to Moneyzone in
recapitalization of the Company                     300,000         300        299,700           --              --         300,000

Issuance of common stock for services               720,108         720      3,933,133     (428,957)             --       3,504,896

Issuance of common stock as additional
interest expense on notes payable                    30,812          31        106,376           --              --         106,407

Shares issued but held in escrow pending
negotiations of transactions                        366,016         366           (366)          --              --              --

Issuance of common stock for exercise of
options                                             339,473         339        284,861           --              --         285,200

Issuance of common stock for cash                   220,085         220        330,780           --              --         331,000

Shares committed to be issued to employees for
services                                             30,000          30         75,096           --              --          75,126

Issuance of common stock for conversion of
convertible promissory note                         172,000         172        171,828           --              --         172,000

Issuance of common stock for settlement of
accounts payable                                     68,061          68        136,366           --              --         136,434

Estimated fair market value of options and
warrants granted to consultants for services             --          --        572,352           --              --         572,352

Estimated  value of beneficial conversion
feature on convertible promissory note                   --          --        149,640           --              --         149,640

Net loss                                                 --          --             --           --      (6,410,216)     (6,410,216)
                                                -----------    --------   ------------    ---------    ------------    ------------
Balance, June 30, 2003                            4,082,155       4,082      9,958,680     (428,957)    (10,185,776)       (651,971)

Issuance of shares from escrow for license               --          --        358,684           --              --         358,684

Issuance of common stock for services             3,608,957       3,609        642,416           --              --         646,025

Issuance of common stock on settlement
of notes payable                                    150,000         150        314,850           --              --         315,000

Issuance of common stock for cash                   100,000         100        149,900           --              --         150,000

Shares issued to employees for
services rendered and past due salaries           5,656,762       5,657        150,110           --              --         155,767

Issuance of common stock for conversion of
convertible promissory note                      19,376,099      19,376      1,120,421           --              --       1,139,797

Issuance of common stock for settlement of
accounts payable                                    132,798         133        166,937           --              --         167,070

Shares issued in connection with
convertible note antidilution provision             103,333         103           (103)          --              --              --

Issuance of common stock upon exercise
of warrants                                       1,333,333       1,333        132,000           --              --         133,333

Shares issued in connection with convertible
notes payable                                        10,000          10         15,990           --              --          16,000

Estimated fair value of deferred financing
costs, beneficial conversion features
and warrants issued in connection with
convertible notes payable                                --          --      3,214,150           --              --       3,214,150

Amortization of prior year prepaid consulting
expense                                                  --          --             --      428,957              --         428,957

Net loss                                                                                                 (7,161,005)     (7,161,005)
                                                -----------    --------   ------------    ---------    ------------    ------------
Balance, June 30, 2004                           34,553,437    $ 34,553   $ 16,224,035           --    $(17,346,781)   $ (1,088,193)
                                                ===========    ========   ============    =========    ============    ============

See accompanying notes to consolidated financial statements.

                                   QT 5, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               For The Year Ended       For The Year Ended
                                                                                  June 30, 2004           June 30, 2003
                                                                               --------------------    ---------------------
Cash flows from operating activities:
   Net loss                                                                          $(7,161,005)        $(6,410,216)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                                      11,194               7,779
       Amortization of debt discount and non-cash interest
         expense                                                                       1,139,532             106,407
         Amortization of prepaid compensation                                            428,957                  --
       Loss on issuance of shares for settlement of accounts
         payable                                                                          46,562              23,689
       Issuance of shares for settlement of notes payable                                202,500                  --
       Fair market value of options and warrants issued                                       --             572,352
       Gain on extinguishment of debt                                                         --              (2,000)
       Common stock and options issued for services                                      646,025           3,580,022
         Provision for uncollectible related party note receivable                       139,500                  --
         Loss on patent arbitration                                                      507,873                  --
         Imputed interest expense on convertible debentures                                   --             149,640
       Changes in operating assets and liabilities, net of acquired business:
           Accounts receivable                                                            61,269             (95,226)
           Inventories, net                                                             (205,644)            (88,563)
           Deferred costs                                                                 21,551             (21,551)
           Prepaid expenses                                                              (38,338)             (7,888)
           Other assets                                                                       --                  --
    Accounts payable and accrued expenses                                              1,095,116             712,848
           Deferred revenue                                                              (86,184)             86,184
           Deferred rent expense                                                         (10,900)               (301)
                                                                                     -----------         -----------

   Net cash used in operating activities                                              (3,201,992)         (1,386,824)
                                                                                     -----------         -----------

Cash flows from investing activities:
   Collection on notes receivable                                                             --              60,000
   Cash paid for acquisition                                                              (5,000)                 --
   Purchases of property and equipment                                                    (7,207)             (8,451)
                                                                                     -----------         -----------

   Net cash (used in) provided by investing activities                                   (12,207)             51,549
                                                                                     -----------         -----------

Cash flows from financing activities:
   Proceeds from sale of stock                                                           150,000             331,000
   Proceeds from notes payable to related parties                                        112,500             100,000
   Proceeds from notes payable                                                                --             385,000
   Payments on notes payable                                                            (225,000)            (46,000)
   Payments on notes payable to related parties                                          (67,500)                 --
   Proceeds from convertible debentures, net of issuance
    costs and prepaid interest of $599,000                                             3,401,000                  --
   Proceeds from exercise of options and warrants                                        133,333             270,200
   Payments on installment financing                                                     (46,930)                 --
   Capital contribution                                                                       --             300,000
                                                                                     -----------         -----------

   Net cash provided by financing activities                                           3,457,403           1,340,200
                                                                                     -----------         -----------

CONTINUED ...

                                   QT 5, INC.

                                                                     For The Year Ended      For The Year Ended
                                                                        June 30, 2004          June 30, 2003
                                                                    --------------------    ---------------------
Net increase in cash                                                           243,204                   4,925

Cash, beginning of year                                                         67,316                  62,391
                                                                      ----------------        ----------------

Cash, end of year                                                     $        310,520        $         67,316
                                                                      ================        ================

Supplemental disclosure of cash flow information:

   Cash paid during the year for:
       Interest                                                       $             --        $             --
                                                                      ================        ================
       Income taxes                                                   $             --        $             --
                                                                      ================        ================

   Promissory notes receivable entered into as a
     consideration for the assumption of lease liability
     and other accounts payable                                       $             --        $        199,500
                                                                      ================        ================

   Common stock issued for prepaid consulting services                $             --        $        428,957
                                                                      ================        ================

   Furniture purchased under a note payable to related
     party                                                            $             --        $         17,500
                                                                      ================        ================

   Common stock issued for settlement of accounts
     payable and accrued liabilities                                  $        276,275        $        112,745
                                                                      ================        ================

   Exercise of options for reduction of accounts payable              $             --        $         15,000
                                                                      ================        ================

   Shares issued upon settlement of note payable                      $        112,500        $        172,000
                                                                      ================        ================
   Notes payable directly refinanced by related party
     lender                                                           $             --        $        122,000
                                                                      ================        ================

   Stock issued from escrow for license                               $        358,684        $             --
                                                                      ================        ================

   Issuance of note payable for inventory                             $         30,702        $             --
                                                                      ================        ================

   Issuance of equity instruments in connection with
   deferred finance costs                                             $        238,810        $             --
                                                                      ================        ================

   Amortization of deferred financing costs and debt discount against additional paid-in capital upon conversion of notes
   payable                                                            $      1,275,846        $             --
                                                                      ================        ================

   Shares issued on conversion of notes payable                       $      2,415,643        $             --
                                                                      ================        ================

   Debt discount recognized related to convertible debentures         $      2,991,340        $             --
                                                                      ================        ================

   Shares issued for anti-dilution provision                          $            103        $             --
                                                                      ================        ================

   Accrued expenses converted to note payable                         $        496,025        $             --
                                                                      ================        ================

See accompanying notes to consolidated financial statements

                                   QT 5, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                     6/30/04

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND ORGANIZATION

QT 5, Inc. (the "Company") is currently the licensee of various quick test devices and quantitative testing analyzers which it is preparing to bring to market. In October 2003, the Company entered into a License Agreement of Intellectual Property with VMM, LLC ("License Agreement"). Under the License Agreement, the Company licensed the exclusive right, worldwide, to sell and distribute, under its brand name, all of the licensor's products including, but not limited to, specific point of care quick-test devices and quantitative testing analyzers to the retail, professional and governmental healthcare markets. These include an FDA cleared urine specimen drug screening test and a disease testing target system platform to identify Rubella, Herpes, Roravirus, Strep Group A, Infectious Mononucleosis, Myoglobin, CK-MB, Cardiac Troponin and Pregnancy. In addition, the Company is preparing to submit an HIV 1&2 test phase 3 application for clearance by the FDA. Future plans include the submission of tests for Hepatitis, Prostate PSA count, West Nile Virus and SARS to the FDA for clearance. In consideration for the License Agreement, the Company released 326,076 previously issued shares of its common stock from escrow. The term of the License Agreement is one year, although so long as the Company meets certain proposed sales projections, the agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement, which requires the manufacturing to be at or below a certain price for the various products.

In February 2004, the Company entered into a modification to the License Agreement ("Modification Agreement"), the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after (i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved. On June 23, 2004, we received a Notice of Assignment and Assumption Agreement by and between our Licensor, VMM, LLC ("VMM") and Insta Med Manufacturing, Inc. ("InstaMed") (which has common ownership with that of the Company), whereby VMM sold, assigned and transferred all its right title and interest in the intellectual property described the Modification Agreement.

In April 2004, the Company entered into an Agreement of Sale of Assets with Xact Aid, Inc., a California corporation ("Seller") to acquire the Xact Aid line of first aid products for minor injuries ("Xact Aid Products"). The assets acquired were, including all goodwill appurtenant thereto, (a) inventory; (b) confidential and proprietary information relating to the Xact Aid Products ("Know-How"); (c) words, symbols and logos identifying and distinguishing Xact Aid Products ("Trademarks"); (d) registrations and application for Trademarks;
(e) Seller's domain names including source codes, user name and passwords; (f) all designs and copyrights in connection with the Trademarks ("Designs"); and
(g) all records and materials relating to Seller's suppliers and customer list. In addition, Seller agreed to not use or employ in any manner the names "Xact Aid" or "Exact Aid" and shall change Seller's name so as not to conflict with the foregoing restricted names. In full consideration for all the acquired assets, the Company paid $5,000 in cash at the closing and a promissory note in the amount of $30,702 payable in equal monthly installments of $5,000 until paid in full (see Note 7), for a total purchase price of $35,702. Current Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. On April 19, 2004 the Company formed Xact Aid, Inc., a Nevada corporation and wholly owned subsidiary, for the purpose of receiving an assignment of the assets acquired by the Company in the Xact Aid transaction and operating the business of marketing and selling the Xact Aid Products.

On April 7, 2002 the Company entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 (the "Agreement") relating to the formulation of nicotine water-based products. This patent is referred to as the "NICO Patent." The Agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings. In May 2003, the Company began shipping NICOWater(TM).

In May 2003, Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon the Company's failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement (see Note 6). Immediately following the decision, the Company stopped marketing NICOWater(TM).

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of QT 5, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses of $7,161,005 and $6,410,216, respectively, with only $192,109 and $9,042 of revenue, respectively, during the years ended June 30, 2004 and 2003. The Company also had an accumulated deficit of $17,346,781 and negative working capital of $1,214,859, with $310,520 in cash at June 30, 2004. In addition, the Company has lost its NICO patent and as a result has ceased selling NICOWater(TM), the only product it has sold (see Note 6). Management recognizes that the Company must obtain additional funding for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers of new products in a competitive market coupled with faster service and a variety of options. The Company commenced marketing its new product line in June 2004 and management believes that these products will have a significant effect on future profitability. From August 2003 through August 2004, management successfully obtained capital through the sale and issuance of convertible debentures and notes, from which the Company received net proceeds of approximately $3,781,000 (see Notes 9 and 15). In addition, the Company has cured a $26,870 default in its credit facility for accounts receivable financing and anticipates reinstatement in the near term. However, no assurance can be given that the above mentioned credit facility and convertible debenture funding will provide sufficient cash to satisfy the Company's need for additional capital or that other debt or equity financing will be available to the Company on satisfactory terms.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management are, among others, the realization of prepaid expenses and long-lived assets, collectibility of receivables, provision for slow moving and obsolete inventories and the valuation allowance on deferred tax assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of the Company's financial instruments as of June 30, 2004, including cash, receivables, accounts payable and accrued expenses, and notes payable, approximate their respective fair values due to their short maturities. The fair value of notes payable to related parties is not determinable as these transactions are with related parties.

CONCENTRATION OF CREDIT RISK

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of June 30, 2004, there was approximately $210,520 of uninsured cash balances.

INVENTORIES

Inventories are stated at the lower of cost or estimated net realizable value and consist of finished goods. Cost is determined under the average cost method. Should customer orders be canceled or decline, the ultimate net realizable value of such products could be less than the carrying value of such amounts. At June 30, 2004, management believes that inventories are carried at the lower of cost or net realizable value.

PREPAID EXPENSES AND PREPAID INTEREST

As discussed in Note 9, the Company has prepaid interest of $200,000 in connection with the issuance of convertible debt in May 2004. The Company has recorded such amount as prepaid expenses for the current portion and prepaid interest for the long term portion and is amortizing such amounts to interest expense over the life of the debt.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Repairs and maintenance are charged to expense as incurred while significant improvements are capitalized. Upon retirement or other disposition of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles to be held and used by an entity are reviewed by the management of the Company for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of June 30, 2004, management of the Company believes that no impairment has been indicated. There can be no assurances, however, that market conditions will not change or demand for the Company's products will develop which could result in impairment of long-lived assets in the future.

INCREASE IN AUTHORIZED SHARES AND STOCK SPLIT

On April 26, 2004, a majority of the Company's stockholders approved a one for ten reverse stock split and on July 26, 2004 approved an increase in the number of authorized common stock shares to 5,000,000,000 shares. In addition, the Company amended its articles of incorporation to adjust the common stock par value to $0.001 per share. All references in the consolidated financial statements and the accompanying notes referring to common shares, share prices, per share amounts, and stock plans have been adjusted to give retroactive effect to the one for ten reverse stock split and par value change.

REVENUE RECOGNITION

The Company recognizes revenue at the time of shipment of its products to customers. The Company was in its initial stage of selling the new product line to customers or distributors as of June 30, 2003. Pursuant to Staff Accounting Bulletin No. 104, "Revenue Recognition", the Company deferred $86,184 of its sales and the related costs of $21,551 to certain distributors as the payment terms were contingent upon customer sell-through of product and therefore collectibility was not reasonably assured. Upon the loss of the NICO Patent on January 8, 2004, all accounts receivable, deferred sales and related costs were written off as an impairment loss (see Note 6).

ADVERTISING

The Company expenses the cost of advertising when incurred as general and administrative expense. Advertising expense was approximately $379,000 and $72,000 for the years ended June 30, 2004 and 2003, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.

STOCK-BASED COMPENSATION

The Company uses the intrinsic value method of accounting for stock-based compensation to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." At June 30, 2004, the Company has two stock-based employee compensation plans, which are described more fully in Note 10. During the years ended June 30, 2004 and 2003, no compensation expense was recognized in the accompanying consolidated statements of operations for options issued to employees pursuant to APB 25, as all options granted in fiscal 2004 and 2003 under those plans had exercise prices equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

                                                    Year Ended June 30,
                                                 --------------------------
                                                    2004           2003
                                                 -----------    -----------

Net loss as reported                             $(7,161,005)   $(6,410,216)

Deduct:
     Total stock-based employee compensation
       expense under APB 25                               --             --

Add:
     Total stock-based employee compensation
       under fair value based method for all
       awards, net of related tax effects           (110,000)      (268,820)
                                                 -----------    -----------

Pro forma net loss                               $(7,271,005)   $(6,679,036)
                                                 ===========    ===========

Basic and diluted loss per share - as reported   $     (0.68)   $     (2.58)
                                                 ===========    ===========
Basic and diluted loss per share - pro forma     $     (0.69)   $     (2.70)
                                                 ===========    ===========

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares, 394,680 and 56,471 as of June 30, 2004 and 2003, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for fiscal 2004 and 2003.

COMPREHENSIVE INCOME

Comprehensive income is not presented in the Company's consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial position, cash flows or results of operations.

NOTE 2 - ACCOUNTS RECEIVABLE FINANCING

The Company and Aerofund Financial, Inc. ("Aerofund") entered into a factoring agreement (the "Agreement"). Under the Agreement, the Company sells and assigns to Aerofund certain accounts receivable, as defined, arising from product sales up to a maximum of $1,500,000 at any given time. If any amounts advanced to the Company are not paid to Aerofund by the factored customer within ninety days of the date of invoice, the Company shall repay Aerofund any amounts advanced, plus Aerofund's earned fees, as defined. For each sales transaction processed to Aerofund for collection, Aerofund will charge 1.50% to 2.00% (based on monthly volume) of the assigned invoice value as their factoring fee for collections made within the first 10 days, plus 0.5% for every five day period thereafter up to 120 days. The amount of factoring fees incurred by the Company for the years ended June 30, 2004 and 2003 were insignificant.

On February 3, 2004, the Company received a letter of default and demand for reimbursement in the sum of $26,657 from Aerofund, with whom the Company had an accounts receivable financing agreement. The default was caused by non-payment of invoices to certain customers against which Aerofund had advanced funds to the Company. The non-payment, in turn, was caused by our loss of the NICO Patent and the inability of that product to be sold (see Notes 1 and 6). In March and June 2004, the Company paid $10,000 and $8,000, respectively, and recorded an accrued liability of $8,870 reflected in accounts payable and accrued expenses in our consolidated balance sheet as of June 30, 2004. In July 2004, the Company paid the remaining balance due to Aerofund. Aerofund has indicated to the Company a desire to maintain the financing agreement.

NOTE 3 - NOTES RECEIVABLE

On January 1, 2003, the Company entered into promissory notes receivable in the total amount of $199,500 with two former stockholders of Moneyzone.com, Inc. ("Moneyzone"), an entity that the Company merged with and into in January 2003. These notes accrue interest at a rate of 4% per annum and were payable on January 1, 2004. The notes were entered into as consideration for a contingent liability and assumed defense costs relating to Moneyzone's lease liability resulting from abandoned office space (see Note 11) and other remaining accounts payable of Moneyzone assumed in the merger. Pursuant to the terms of the notes, the amount of the notes shall be automatically adjusted to the amount of actual liability and defense costs incurred by the Company related to the litigation, and shall also be reduced by any amounts of Moneyzone's outstanding accounts payable which the Company does not actually pay within one year or which are forgiven or negotiated to lower amounts. These notes are secured by 39,900 shares of the Company's common stock owned by former stockholders. As the collection of the notes is not reasonably assured, the Company reserved the entire remaining amount of $139,500 of the notes receivable during the fiscal year ended June 30, 2004. Thus, the remaining net balance of notes receivable as of June 30, 2004 is $0.

NOTE 4 - LICENSE

In October 2003, the Company entered into a License Agreement of Intellectual Property with VMM, LLC (see Note 1). In consideration for the License Agreement, the Company released 326,076 previously issued shares of its common stock from escrow valued at $358,684 (or $1.10 per share, which was the fair market value of the stock on the date of the License Agreement). The term of the License Agreement is one year, although so long as the Company meets certain proposed sales projections, the License Agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement. The Company will begin the amortization of the License Agreement at the time the required regulatory clearances are obtained and the License Agreement becomes effective. The Company anticipates to amortize the License Agreement over the estimated useful life of five years using a straight-line method.

In February 2004, the Company entered into a Modification to the License, the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after
(i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the Products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to Licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2004:

Furniture and fixtures                                                 $ 23,278
Computer equipment and software                                          19,307
Less: accumulated depreciation                                          (14,163)
                                                                       --------

                                                                       $ 28,422
                                                                       ========

Depreciation expense approximated $8,500 and $7,500 for the years ended June 30, 2004 and 2003, respectively.

NOTE 6 - PATENT AND ROYALTY FEE

On April 7, 2002, the Company entered into an agreement relating to the formulation of nicotine water-based products (see Note 1). The agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. In consideration thereof, the Company issued 13,300 shares of its common stock valued at $50,000 (or $3.76 per share, which was management's estimate of the fair market value of its common stock on the date the patent was assigned). The cost of the patent had been amortized over the patent's remaining useful life of 17 years. In addition, the Company agreed to pay the original patent holder royalties of $1.20 per case, quarterly, for every case sold (consisting of 24 bottles per case) of the Company's products which utilize the patent, for the remaining life of the patent. In June 2002, the Company prepaid royalties through the issuance of 39,900 shares of its common stock valued at $150,000 (or $0.376 per share, which was management's estimate of the fair market value of its common stock on the date the shares were issued) in lieu of meeting the minimum performance requirement of the first year. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings, which the Company began shipping in May 2003. During the fiscal year ended June 30, 2004, the Company recorded $9,534 of royalty expense in the accompanying consolidated statement of operations.

In May 2003, Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon the Company's failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement. Immediately following the decision, the Company stopped marketing NICOWater(TM). Due to the Company's loss of the NICO Patent and the Company's subsequent decision to stop marketing NICOWater(TM), the Company's product NICOWater(TM) could no longer be sold and the Company incurred the following costs in connection with the patent arbitration, which are reflected as loss on patent arbitration in the accompanying consolidated statement of operations for the year ended June 30, 2004:

Write-off of accounts receivable                                        $ 33,957
Write-off of inventories                                                 294,039
Write-off of prepaid royalties                                           135,023
Litigation costs                                                         222,258
Write-off of patent                                                       44,854
                                                                        --------
                                                                        $730,131
                                                                        ========

NOTE 7 - NOTES PAYABLE

In June 2003, the Company entered into a Settlement Agreement and Mutual General Releases with certain third party note holders and related parties, mutually releasing all parties from any and all claims arising out of or related to certain convertible promissory notes and bridge loan (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of $265,000. The New Notes superseded the Previous Notes, bearing interest at the rate of 12% per annum with the entire amount, including principal and accrued interest, due and payable on December 1, 2003. The New Notes were secured by a pledge and first and second priority security interest in all of the tangible and intangible assets of the Company, and included certain non-financial covenants and events of default, among other items, such as the Company's failure to ship in any calendar month at least 10,000 cases of NICOWater(TM) and generate gross sales of at least $280,000 from the sale of NICOWater(TM) in any month. In August 2003, the Company prepaid the notes payable and notes payable to related parties in the entire principal amounts of $215,000 and $50,000, respectively, plus accrued interest of $5,760 for an aggregate amount of $270,760 and has received full collateral releases from the noteholders.

In April 2004, the Company entered into an Agreement of Sale of Assets with Xact Aid, Inc. (see Note 1). In full consideration for all the acquired assets, the Company paid $5,000 in cash at the closing and a non-interest bearing promissory note in the amount of $30,702 payable in equal monthly installments of $5,000 until paid in full, for a total purchase price of $35,702. The balance of the note was $20,702 at June 30, 2004, which is due in fiscal 2005. The Company allocated all of the purchase price to inventories.

NOTE 8 - NOTES PAYABLE TO RELATED PARTIES

On April 30, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "De Luca Note") in the amount of $68,000 payable to Fred De Luca ("De Luca"), a consultant to and director/secretary of the Company. The De Luca Note was executed for payment of accrued and unpaid consulting fees due to De Luca. The De Luca Note bears interest at the rate of 6% per annum and is payable interest only each month commencing June 1, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the De Luca Note, the Company has pledged One Thousand (1,000) shares of common stock of Xact Aid, Inc. held by the Company.

On June 10, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Kunin Note") in the amount of $100,077 payable to Norman A. Kunin ("Kunin"), a consultant to and former Chief Financial Officer of the Company. The Kunin Note was executed for payment of accrued and unpaid compensation and expenses accumulated prior to the date that Kunin terminated employment with the Company. The Kunin Note bears interest at the rate of 6% per annum with principal and interest payable through December 31, 2004 in accordance with that certain Separation Agreement and General Release between the Company and Kunin dated June 10, 2004. To secure the performance of its obligation pursuant to the Kunin Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets.

On June 15, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Owens Note") in the amount of $107,198 payable to Timothy J. Owens ("Owens"), the former Chief Executive Officer of the Company. The Owens Note was executed for payment of accrued and unpaid compensation. The Owens Note bears interest at the rate of 6% per annum and is payable interest only commencing July 15, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the Owens Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets.

On June 15, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Reder Note") in the amount of $220,750 payable to Steven H. Reder ("Reder"), the former President of the Company. The Reder Note was executed for payment of accrued and unpaid compensation. The Reder Note bears interest at the rate of 6% per annum and is payable interest only commencing July 15, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the Reder Note, the Company has granted a security interest in the Company's equipment, accounts receivables, inventory and fixed assets.

NOTE 9 - CONVERTIBLE NOTES PAYABLE

AUGUST 2003 CONVERTIBLE DEBENTURES

On August 22, 2003, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued 6% convertible debentures in the total principal amount of $2,000,000 (the "August 2003 Debentures"). The first payment of $1,000,000 in gross proceeds was provided at the first closing, as defined. On October 15, 2003, the holders advanced $200,000 of the remaining $1,000,000 in gross proceeds prior to the date they were required to do so. In November 2003, the Company received the remaining $800,000 in gross proceeds due at the second closing. The August 2003 Debentures are payable on August 22, 2006. The interest of 6% per annum is payable quarterly in cash or shares of the Company's common stock, at the option of the Company, plus an additional interest of 15% per annum will accrue daily if all accrued interest is not paid in full when due. The August 2003 Debentures are convertible at the option of the holder into shares of the Company's common stock at $0.75 with a forced conversion option by the Company if certain closing prices are attained, as defined. The Company is required to register the shares that might be issued under the agreement and is subject to liquidated damages if agreed upon timetables are not met, as defined. The August 2003 Debentures also require that, in the event that the Company loses its patent relating to NICOWater(TM), the conversion price shall thereafter equal the lesser of (A) the set price or (B) 60% of the average of the 5 closing prices for the 5 trading days immediately prior to the applicable conversion date. The holders have agreed that the set price will be fixed at $0.10 per share. The Company has registered additional shares of common stock to cover such additional conversion shares. As of June 30, 2004, a total of $1,950,000 of the August 2003 Debentures was converted into 6,337,562 shares of the Company's common stock.

In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase 1,333,333 shares of the Company's common stock at an exercise price of $0.75 per share (see Note 10). On October 15, 2003, as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of the warrants to purchase 1,333,333 shares of the Company's common stock and a warrant to purchase 200,000 shares of the Company's common stock issued as part of the commission fee in connection with the August 2003 Debentures financing (see below) from $0.75 to $0.10. In addition, the Company granted to the August 2003 Debentures purchasers a continuing security interest in substantially all of the Company's assets and agreed to refrain from issuing shares or granting options to the Company's employees, officers or directors in excess of 5,000 shares per month for a period of 12 months, without the prior written consent of the convertible debenture purchasers. So long as the Company is in compliance with their obligations under the August 2003 Debentures, the convertible debenture purchasers agreed to subordinate their security interests to a factor lien as was required for the Company to factor its accounts receivable.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2003 Debentures, the Company has recorded a debt discount of $1,274,667. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On August 19, 2003, the Company also issued warrants to purchase 20,000 shares of the Company's common stock as part of the commission fee in connection with the August 2003 Debentures. The warrants had an exercise price of $0.75 per share and expire in five years. On October 15, 2003 as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price from $0.75 to $0..10. The Company recorded the value of the warrant at $220,114 (under the Black-Scholes pricing model) as an issuance cost, which is included as a deferred financing cost in the accompanying consolidated balance sheet as of June 30, 2004. During the fiscal year ended June 30, 2004, the Company incurred other issuance costs totaling $237,000 and an additional $16,000 related to the issuance of the Company's common stock for finders fees (see Note
10), which were all recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method, adjusted prospectively for the reduction in the warrant value as a result of the exercise price reduction discussed above, through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

FEBRUARY 2004 CONVERTIBLE DEBENTURES

On February 13, 2004, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued convertible debentures with an original issue discount of 20% in the total principal amount of $1,000,000 (the "February 2004 Debentures"). The funds were received in two closings. The first closing, pursuant to which the Company received gross proceeds of $350,000 in financing, took place on February 13, 2004 with an additional $150,000 received on February 18, 2004. On March 12, 2004, the Company received $300,000 in gross proceeds, representing the balance of the total financing, pursuant to the registration statement registering the shares in connection with the financing being declared effective. The February 2004 Debentures have a term of two years. At any time after the original issue date, the February 2004 Debentures may be convertible into shares of the Company's common stock at the option of the holder. The number of shares of common stock issuable upon a conversion is determined by the quotient obtained by dividing the outstanding principal amount of the February 2004 Debentures to be converted by the set price. The set price is defined as $0.10. The Company has reserved and registered 10,000,000 shares of its common stock to cover the conversion of the February 2004 Debentures. As of June 30, 2004, a total of $452,343 of the February 2004 Debentures was converted into 11,022,408 shares of the Company's common stock.

In connection with the February 2004 Debentures, the Company also issued warrants (the "February 2004 Debenture Warrants"). The February 2004 Debenture Warrants were issued at the first closing and were immediately exercisable following the first closing at an exercise price of $0.10 per share (see Note
10). The February 2004 Debenture Warrants expire five years from the date of issuance. By exercising the February 2004 Debenture Warrants, each holder of the February 2004 Debentures is entitled to purchase a number of shares of common stock equal to one-half of the number of shares of common stock into which the shareholder may convert the February 2004 Debentures. The Company has reserved 5,000,000 shares of our common stock, the number of shares that may be purchased through the exercise of the February 2004 Debenture Warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the February 2004 Debentures, the Company has recorded a debt discount of $1,000,000. The Company is amortizing the discount using the effective interest method through February 2006. The Company is immediately recording the corresponding unamortized debt discount related to beneficial conversion feature as interest expense and related to detachable warrants as additional paid-in capital when the related debenture is converted into the Company's common stock.

On February 13, 2004, the Company also issued warrants to purchase 10,000 shares of the Company's common stock as part of the commission fee in connection with the February 2004 Debentures. The warrants have an exercise price of $0.10 per share and expire in five years. The Company recorded the value of the warrant of $2,696 (under the Black-Scholes pricing model) as an issuance cost, which is included in the deferred financing cost in the accompanying condensed consolidated balance sheet. During the fiscal year ended June 30, 2004, the Company incurred other issuance costs totaling $109,500 which were all recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing costs to interest expense using the straight-line method through February 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

MAY 2004 10% CALLABLE CONVERTIBLE NOTES

On May 28, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("May 2004 Callable Notes") . The Company received the first tranche in the gross amount of $400,000 in May 2004 and balance of two additional tranches in the aggregate gross amount of $600,000 in June 2004. The Company has received net proceeds from the May 2004 Callable Notes of $800,000. The remaining $200,000 has been retained by the accredited investors for interest payments due through maturity. The Company has included such amounts as prepaid expenses in the accompanying consolidated balance sheet and is amortizing such amounts to interest expense over the life of the notes. The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $0.08 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The May 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The May 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has initially registered 166,666,667 shares of its common stock to cover the conversion of the May 2004 Callable Notes. As of June 30, 2004, a total of $13,300 of the May 2004 Callable Notes was converted into 2,016,129 shares of the Company's common stock.

In connection with the May 2004 Callable Notes, the Company also issued warrants to purchase 3,000,000 shares of the Company's common stock at an exercise price of $0.035 per share (see Note 10) that expire five years from the date of issuance. The Company has registered 6,000,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the May 2004 Callable Notes, the Company has recorded a debt discount of $716,673. The Company is amortizing the discount using the effective interest method, adjusted prospectively for any reduction in the warrant value as a result in the exercise price reduction discussed in Note 10. through May and June of 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

During the fiscal year ended June 30, 2004, the Company incurred issuance costs of $52,500 which were recorded as deferred financing costs in the accompanying consolidated balance sheet. The Company is amortizing the deferred financing cost to interest expense using the straight-line method through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

During the fiscal year ended June 30, 2004, the Company recorded interest expense related to the amortization of the debt discount and debt issuance costs totaling $1,139,532. During the fiscal year ended June 30, 2004, the Company recorded additional paid-in capital related to the conversion of the debentures of $1,275,846. At June 30, 2004, the Company has remaining unamortized debt issuance costs and debt discounts of $102,861 and $1,110,911, respectively, associated with convertible debentures not yet converted.

NOTE 10 - STOCKHOLDERS' DEFICIT

COMMON STOCK

During the fiscal year ended June 30, 2003, the Company:

(i) issued 275,109 shares of common stock for consulting services valued at $1,034,247 (or $3.76 per share, which was the estimated fair market value of the common stock on the date the shares were issued) and 220,000 restricted shares of common stock for consulting services valued at $1,571,728 (or $7.10 per share, which was the weighted average fair market value of its common stock on the dates of issuance), of which $60,959 was recorded as prepaid consulting expense to be amortized over the respective service periods and $2,545,016 was recorded as general and administrative expense in the accompanying consolidated statement of operations;

(ii) issued 30,812 shares as additional interest expense pursuant to the terms of the convertible promissory notes payable valued at $106,407;

(iii) issued 366,016 shares valued at $0 as the shares were issued but held in escrow pending negotiation of certain transactions;

(iv) issued 110,000 shares for consulting services under the 2000 Plan, valued at $1,118,213, (or $10.20 per share, which was the weighted average fair market value on the dates of issuance), of which $259,650 was recorded as prepaid consulting expense to be amortized over the respective service periods and $858,563 was recorded as general and administrative expense in the accompanying consolidated statement of operations;

(v) issued 114,999 shares for consulting services under the 2003 Plan, valued at $209,665 (or $1.80 per share, which was the weighted average fair market value on the dates of issuance), of which $108,348 was recorded as prepaid consulting expense to be amortized over the respective service periods, and $214,063 was recorded as general and administrative expense in the accompanying consolidated statements of operations. In addition, the Company issued 68,061 shares under the 2003 Plan valued at $136,434 (or $2.00 per share, which was the weighted average fair market value on the dates of issuance) for the settlement of certain accounts payable totaling $112,745, recording a loss of $23,689 on the settlement of this accounts payable balance in other expense in the accompanying consolidated statement of operations;

(vi) issued 339,473 shares in connection with the exercise of options for $270,200 cash and $15,000 as a reduction of accounts payable;

(vii) sold 220,085 shares of restricted common stock at a weighted average price of $1.50 per share and warrants to purchase 190,000 shares of common stock at a weighted average exercise price of $5.80 per share for which the Company received aggregate net cash proceeds of $331,000;

(viii) committed to issue 30,000 shares of restricted common stock to employees in connection with their initial employment. The Company recorded salary expense of $75,126 (or $2.50 per share, which was the weighted average fair market value of its common stock on the employment agreement dates) in general and administrative expense in the accompanying consolidated statement of operations; and

(ix) issued 172,000 shares of common stock for the conversion of a $172,000 related party note payable (see Note 12) (or $1.00 per share, which was the stated conversion price).

During the fiscal year ended June 30, 2004, the Company:

(i) issued 3,608,957 shares for services under the 2003 Plan, valued at $719,298, (or an average price of $0.20 per share, which were recorded at the fair value on the dates of issuance), of which $646,025 was recorded as general and administrative expense in the accompanying audited consolidated statements of operations based on the related services provided. The remaining balance of $73,273 will be recorded during fiscal 2005 as the services are provided;

(ii) issued 19,376,099 shares of the Company's previously registered common stock, pursuant to the conversion of $2,415,643 of convertible notes payable. In connection with the conversions, the Company has recorded the unamortized deferred financing costs, beneficial conversion features and warrant value to additional paid-in capital upon conversion, which totaled $1,275,846 for fiscal 2004;

(iii) issued 150,000 shares of its restricted common stock, valued at $315,000 (based on the fair value on the date of grant) to one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. Based on the estimated fair value of the stock issued, the Company recognized interest expense of $202,500 in the accompanying consolidated statements of operations;

(iv) issued 132,798 shares of the Company's common stock under the 2003 Plan, valued at $167,070 (or an average price of $1.26 per share, which is the fair market value of the stock on the date of issuances), for settlement of accounts payable. The Company recorded a loss on settlement of accounts payable of $46,562 in other expense in the accompanying consolidated statement of operations;

(v) sold 100,000 shares of restricted common stock for $1.50 per share for which the Company received cash proceeds of $150,000;

(vi) issued 103,333 shares of common stock related to an anti-dilution provision to certain investors. Such shares represent the maximum number of shares required to be issued by the Company under the provisions of the related agreements;

(vii) issued 10,000 shares valued at $16,000 as finders fees, which has been recorded as deferred financing costs (see Note 9);

(viii) issued 1,333,333 shares for cash proceeds of $133,333 upon the exercise of warrants;

(ix) issued 5,656,762 shares of common stock valued at $155,767 to former employees for services rendered;

(x) issued 326,076 shares of common stock out of escrow valued at $358,684 for a license (see Note 4); and

(xi) amortized all prepaid consulting expenses of $428,957 as the related service periods were completed.

STOCK OPTIONS

The Company has a stock option plan (the "2000 Plan"), as amended, that authorized the issuance of options and shares to acquire up to 253,333 registered shares of common stock to officers, employees, directors and consultants. On February 12, 2003, the Company increased the number of registered shares reserved for issuance to 423,333 shares. The 2000 Plan allows for the issuance of either incentive stock options (which can only be granted to employees) and non-qualified stock options, pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2000 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2000 Plan available for grant at June 30, 2004 was 265,583.

On April 21, 2003, the Company adopted an incentive equity stock plan (the "2003 Plan") that authorized the issuance of options, right to purchase common stock and stock bonuses up to 10,000,000 shares, of which 500,000 shares were registered on April 25, 2003, 500,000 shares were registered on June 25, 2003, 1,000,000 were registered on January 22, 2004 and 5,000,000 were registered on May 19, 2004. The 2003 Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2003 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at June 30, 2004 was 2,957,900.

Options to purchase 47,750 shares of the Company's common stock under the 2000 Plan at prices ranging from $1.30 per share to $3.00 per share (below the fair market value on the date of grant) were issued to consultants during the year ended June 30, 2003. All of these options were exercised during the year ended June 30, 2003 for cash of $90,200.

Options to purchase 291,723 shares of the Company's common stock under the 2003 Plan at prices ranging from $3.00 per share to $2.20 per share (below the fair market value on the date of grant) were issued to consultants during the year ended June 30, 2003. All of these options were exercised during the year ended June 30, 2003 for cash of $180,000 and reduction of an accounts payable of $15,000.

The Company has no options granted during the year ended June 30, 2004 and has no options outstanding as of June 30, 2004. The general and administrative expense recognized in the accompanying audited consolidated statement of operations pursuant to SFAS No. 123 for the options issued to non-employees was $362,337 during the year ended June 30, 2003.

The fair value of each option granted during the year ended June 30, 2003 was estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 167.80 percent (iii) weighted average risk free interest rate of approximately 1.23 percent, and (iv) average expected life of 1 year.

The Black-Scholes option valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

WARRANTS

From time to time, the Company issues warrants pursuant to various employment, consulting and third party agreements.

During the fiscal year ended June 30, 2003, the Company:

(i) issued warrants to purchase 256,000 shares of the Company's common stock at $1.70 per share (the fair market value on the date of grant) to two of its officers in connection with their employment agreements and recorded $0 of compensation expense as the warrants had exercise prices equal to the market value of the underlying common stock on the date of grant;

(ii) issued warrants to purchase 206,000 shares of the Company's common stock at prices ranging from $0.10 per share to $1.70 per share (at or below the fair market value on the dates of grant) to consultants. 200,000 of these warrants vest immediately and 6,000 of these warrants vest upon the Company's share price reaching certain fair market values. The Company recorded general and administrative expense of $210,015 during the year ended June 30, 2003 for these warrants; and

(iii) issued warrants to purchase 190,000 shares of the Company's common stock to certain third-party investors for $5.80 per share (see "Common Stock" section above).

During the fiscal year ended June 30, 2004, the Company:

(i) issued a warrant to purchase 100,000 shares of the Company's common stock at $5.00 per share to a third party. The warrant expires in 5 years and vests immediately. The common stock purchase warrant agreement also included a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $20.00 per share for the first 50,000 shares and (ii) $30.00 per share for the remaining 50,000, which right expired on July 9, 2004.

(ii) issued a warrant to purchase 75,000 restricted shares of the Company's common stock at $2.40 per share (the fair market value of the stock on the date of grant) to one of its former officers in connection with his employment agreement and recorded $0 of compensation expense under APB 25 as the warrant had an exercise price equal to the market value of the underlying common stock on the date of grant.

(iii) issued, pursuant to the Securities and Purchase Agreement and in connection with the August 2003 Debenture (see Note 9), warrants to purchase one share of the Company's common stock for every two shares underlying the debentures (or 1,333,333 shares of the Company's common stock) at $0.75 per share, expiring in five years. The fair value of the warrants was recorded as a debt discount (see Note 9). On October 15, 2003, as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of these warrants from $0.75 to $0.10 (see Note 9). As of June 30, 2004, all of these warrants have been exercised for total proceeds of $133,333 (see Note 9). As of the date of this filing, all of these warrants have been exercised.

(iv) issued a warrant to purchase 20,000 shares of the Company's common stock as part of the commission fee in connection with the August 2003 Debenture (see Note 9). The warrant had an exercise price of $0.75 per share and expires in five years. On October 15, 2003 as a consideration to receiving an early advance of $200,000, the Company reduced the exercise price of this warrant from $0.75 to $0.10. The Company recorded the revised warrant value of $220,114, using the Black-Scholes option pricing model, as a debt issuance cost (see Note 9).

(v) issued, pursuant to the Securities and Purchase Agreement and in connection with the February 2004 Debenture (see Note 9), warrants to purchase one share of the Company's common stock for every two shares underlying the debentures (or 5,000,000 shares of the Company's common stock) at $0.10 per share, expiring in five years. The fair value of the warrants was recorded as a debt discount (see Note 9).

(vi) issued a warrant to purchase 10,000 shares of the Company's common stock as part of the commission fee in connection with the February 2004 Debenture (see Note 9). The warrant has an exercise price of $0.10 per share and expires in five years. The Company recorded the warrant value of $2,696 ,using the Black-Scholes option pricing model, as a debt issuance cost (see Note 9).

(vii) issued, pursuant to the Securities and Purchase Agreement and in connection with the May 2004 Callable Notes (see Note 9), warrants to purchase 3,000,000 shares of the Company's common stock at $0.035 per share. The warrants expire five years from the date of issuance and are subject to exercise price adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, reclassifications of stock or the Company's recapitalization. The exercise price of the warrants is also subject to reduction if the Company issues shares of its common stock on any rights, options or warrants to purchase shares of its common stock at a price less than the market price of its shares as quoted on the OTC Bulletin Board. The Company recorded the warrant value of $50,006 using the Black Scholes option pricing model, as a debt discount (see Note 9).

(viii) issued a warrant to purchase 1,000,000 restricted shares of the Company's common stock at $0.03 per share (in excess of the fair market value of the stock on the date of grant) to one of its former executive officers in connection with a consulting agreement for the period from June 2004 through June 2007. The warrants vest over the term of the agreement, have a total value of $15,000 (based on the Black Scholes option pricing model) and expired in June 2009. The related consulting expense for fiscal 2004 was insignificant.

Certain common stock purchase warrant agreements with certain investors included a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $20.00 per share for the first 95,000 shares and (ii) $30.00 per share for the remaining 95,000 shares, which right expired on June 9, 2004.

The following represents a summary of the warrants outstanding for the years ended June 30, 2004 and 2003:

                                                                Weighted Average
                                                 Number of        Exercise Price
                                                  Warrants            Per Share
                                               --------------      -------------
Outstanding at July 1, 2002                              --         $        --
     Granted                                        652,000                2.87
     Exercised                                           --                  --
     Canceled                                            --                  --
                                                -----------         -----------

Outstanding at June 30, 2003                        652,000                2.87

    Granted                                      10,538,333                0.11
    Exercised                                    (1,333,333)              (0.01)
    Forfeited/Cancelled                            (262,000)              (1.66)
                                                -----------         -----------
Outstanding at June 30, 2004                      9,595,000         $      0.27
                                                ===========         ===========
Exercisable at June 30, 2003                      8,595,000         $      0.30
                                                ===========         ===========

The following summarizes information about warrants outstanding at June 30, 2004:

                                        Warrants Outstanding                           Warrants Exercisable
                        ------------------------------------------------------    -------------------------------
                                              Weighted
                                               Average            Weighted                           Weighted
                          Number of           Remaining           Average          Number of          Average
     Range of               Shares           Contractual          Exercise           Shares          Exercise
 Exercise Prices         Outstanding        Life (Years)           Price          Exercisable          Price
-------------------     ---------------    ----------------    ---------------    -------------    --------------
    $0.03-$0.05            4,075,000            4.9             $     0.03          3,075,000      $      0.03
       $0.17               5,010,000            4.6             $     0.10          5,010,000      $      0.10
    $0.40-$0.75              510,000            4.0             $     3.82            510,000      $      3.82
                        ------------                            ----------        -----------      -----------

                           9,595,000                            $     0.27          8,595,000      $      0.30
                        ============                            ==========        ===========      ===========

The fair value of each warrant granted during the year ended June 30, 2004 to consultants and employees is estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 227 percent (iii) weighted average risk free interest rate of approximately 2.00 percent, and (iv) average expected life of 1 year.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENT

The Company leases its facility under an operating lease agreement expiring June 30, 2009. Under the lease, the Company pays $5,950 per month through June 30, 2005, $6,110 per month through June 30, 2006, $6,271 per month through June 30, 2007, $6,432 per month through June 30, 2008 and $6,593 per month through June 30, 2009. The total amount of rent paid during the year ended June 30, 2004 and 2003 was $100,548 and $95,860, respectively.

The future minimum annual lease payments under this lease agreement at June 30, 2004 are as follows:

Years Ending

          June 30,
-----------------------------

           2005                              $       71,400
           2006                                      73,320
           2007                                      75,240
           2008                                      77,184
           2009                                      79,116
                                             -----------------
                                             $      376,260
                                             =================

EMPLOYMENT AGREEMENTS AND SEPARATION AGREEMENT

In June 2003, the Company entered into employment agreements with its former Chief Executive Officer and former President. The agreements are for a five-year term through June 2008 and provide for a combined base salary of $600,000 per annum through October 2003, $720,000 per annum through October 2004, and an annual increase of at least 10% thereafter until the termination date. The agreements also provide for a combined sign-up bonus of $200,000, annual combined net profit bonus of 4% of the Company's net income, issuance of incentive stock options, and warrants to acquire a total of 256,000 shares of the Company's common stock (see Note 9). Additionally, the agreements provide for a combined payment of $1,440,000 upon sale or merger of the Company, and severance payment of one year of base salary, as defined.

In August 2003, the Company entered into an employment agreement with its former Chief Financial Officer. The agreement is for a five-year term through August 2008 and provides for a base salary of $250,000 per annum through October 2003, $300,000 per annum through October 2004, and an annual increase of at least 10% thereafter until the termination date. The agreement also provides for a sign-up bonus of $75,000, annual net profit bonus of 1.25% of the Company's net income, issuance of incentive stock options, and warrants to acquire a total of 75,000 shares of the Company's common stock (see Note 10). Additionally, the agreement provides for a payment of $500,000 upon sale or merger of the Company, and severance payment of one year of base salary, as defined.

The Company's Chief Financial Officer ("CFO") resigned in June 2004, and the Company entered into a separation agreement and general release with the CFO. The agreement provides for payment to the CFO of all accrued and unpaid salary and bonuses earned through the date of resignation, and the Company agreed to reduce the exercise price of warrants issued pursuant to the employment agreement. Additionally, the agreement provides for a payment of $250,000 upon sale or merger of the Company.

The Company is currently negotiating the severance payments owed to the former employees noted above.

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company alleging that it breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process of defending this litigation and has recorded a liability of $156,400 in the accompanying consolidated balance sheet.

On April 7, 2002, the Company entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 relating to the formulation of nicotine water-based products. This patent is referred to as the "NICO Patent." The agreement was effective upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first water-based homeopathic nicotinum (nicotine) product was NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings. In May 2003 the Company began shipping NICOWater(TM). In May 2003 Mr. Marshall Anluaf Thompson, owner of the NICO Patent, alleged that he was entitled to terminate the assignment of the NICO Patent based upon the Company's failure to meet certain conditions required by the assignment agreement, including performance conditions. The dispute was heard by a panel of arbitrators who, on January 8, 2004, concluded that Mr. Thompson was entitled to terminate the assignment agreement. Immediately following the decision, the Company stopped marketing NICOWater(TM). Although the Company has acquired other products, NICOWater(TM) was the only product sold. On February 17, 2004, the panel of arbitrators issued a final award for reimbursement of the opposing party's attorneys fees in the amount of $222,258, of which $12,165 was paid in June 2004 leaving a balance of $209,273. As a result, the Company accrued legal fees of $209,273, which are reflected in impairment loss in the accompanying consolidated statement of operations for the fiscal year ended June 30, 2004. In September 2004, the Company settled the total balance due with a payment of $175,000.

In October 2003, two individuals filed a lawsuit against the Company in connection with a consulting agreement and a common stock warrant purchase agreement they allegedly entered into with the Company. The Company's attorneys responded disavowing the validity of referenced agreements. On February 27, 2004 a Stipulation For Voluntary Dismissal was filed in the Circuit Court of Cook County, Illinois dismissing the plaintiffs' action without prejudice, without costs and without attorney's fees.

On February 3, 2004, the Company received a letter of default and demand for reimbursement in the sum approximating $27,000 from Aerofund , with whom the Company had an accounts receivable financing agreement. The default was caused by non-payment of invoices to certain customers against which Aerofund had advanced funds to the Company. The non-payment, in turn, was caused by the loss of the NICO Patent and the inability of that product to be sold. In March and June 2004, the Company paid $10,000 and $8,000, respectively, and recorded an accrued liability of $8,870 reflected in accounts payable and accrued expenses in the accompanying consolidated balance sheet as of June 30, 2004. In July 2004, the Company paid the remaining balance due to Aerofund.

On June 10, 2004, Impact Displays Inc. filed a complaint against the Company demanding payment of $146,830, representing the balance due on a $346,830 invoice, against which the Company paid $200,000, for shelving to display NICOWater(TM) product in Rite Aid Pharmacy stores. In its answer to the complaint, the Company alleged that (1) the goods sold were at the special request of third-parties (ie Rite Aid and Impact Displays) and that either of those third parties still have possession of the goods; (2) that the plaintiff overcharged for the goods; and (3) that plaintiff, in violation of state and federal law, had a tying arrangement with Rite Aid wherein only the shelving manufactured by plaintiff could be used for the display of the product. Management believes that the Company will prevail and will have no liability regarding this lawsuit.

The Company, from time to time, is involved in various other legal and related proceedings which arise in the ordinary course of operating our business. In the opinion of management, the amount of ultimate liability, if any, with respect to these other actions will not materially affect the consolidated financial position or results of operations of the Company.

INDEMNITIES AND GUARANTEES

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 12 - RELATED PARTY TRANSACTIONS

During the year ended June 30, 2003, the Company paid or accrued approximately $571,250 and issued shares valued at approximately $712,425 to various related parties, including officers and/or stockholders of the Company for consulting and other administrative services. No such transactions occurred in fiscal 2004.

During the year ended June 30, 2003, the Company issued options to a related party to purchase 3,344,731 shares. Pursuant to SFAS No. 123, the Company recorded general and administrative expense of $347,514 in the accompanying consolidated statements of operations. During the year ended June 30, 2003, all of these options were exercised for cash of $270,200.

In September 2002, the Company entered into bridge loan promissory notes ("Notes") with two majority stockholders of Moneyzone for a total of $50,000 with interest at 10% per annum. The principal and interest were due on the closing of collective funding by the Company of not less than $250,000. Pursuant to the terms of the Notes, the Company could not be sold or otherwise merged into any other entity except Moneyzone, unless the Notes holders were repaid. These Notes were conditionally guaranteed by the CEO of the Company if the Company would not meet its covenants. In June 2003 the Company entered into a Settlement Agreement and Mutual General Releases with each of these Notes holders, mutually releasing all parties from any and all claims arising out of or related to the above referenced notes (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of these notes of $50,000 (see Note 5). The notes were paid in full subsequent to June 30, 2003 (see Note 5).

On June 11, 2003, the Company entered into a convertible promissory note agreement with one of its shareholders for $172,000 with 1% interest per annum, convertible at $1.00 per share to shares of the Company's common stock. On June 23, 2003, the note was converted to 172,000 shares of the Company's common stock. The Company recorded interest expense of $120,400 in fiscal 2003 in the accompanying consolidated financial statements related to the beneficial conversion feature in the convertible promissory note.

On April 30, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "De Luca Note") in the amount of $68,000 payable to Fred De Luca ("De Luca"), a consultant to and director/secretary of the Company. The De Luca Note was executed for payment of accrued and unpaid consulting fees due to De Luca. The De Luca Note bears interest at the rate of 6% per annum and is payable interest only each month commencing June 1, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the De Luca Note, the Company has pledged One Thousand (1,000) shares of common stock of Xact Aid, Inc. held by the Company.

On June 10, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Kunin Note") in the amount of $100,077 payable to Norman A. Kunin ("Kunin"), a consultant to and former Chief Financial Officer of the Company. The Kunin Note was executed for payment of accrued and unpaid compensation and expenses accumulated prior to the date that Kunin left the employ of the Company. The Kunin Note bears interest at the rate of 6% per annum with principal and interest payable through December 2004 in accordance with that certain Separation Agreement and General Release between the Company and Kunin dated June 10, 2004. To secure the performance of its obligation pursuant to the Kunin Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets.

On June 15, 2004, the Company executed and delivered to a Promissory Note Secured By Security Agreement (the "Owens Note") in the amount of $107,198 payable to Timothy J. Owens ("Owens"), the former Chief Executive Officer of the Company. The Owens Note was executed for payment of accrued and unpaid compensation. The Owens Note bears interest at the rate of 6% per annum and is payable interest only commencing July 15, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the Owens Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets.

On June 15, 2004, the Company executed and delivered a Promissory Note Secured By Security Agreement (the "Reder Note") in the amount of $220,750 payable to Steven H. Reder ("Reder"), the former President of the Company. The Reder Note was executed for payment of accrued and unpaid compensation. The Reder Note bears interest at the rate of 6% per annum and is payable interest only commencing July 15, 2004 and continuing until December 31, 2004, when the principal and any accrued interest shall be due and payable. To secure the performance of its obligation pursuant to the Reder Note, the Company has granted a security interest in the Company's equipment, accounts receivable, inventory and fixed assets.

Interest expense on the related party notes payable was insignificant for the year ended June 30, 2004.

See Note 10 for a description of all equity instruments issued to employees and other related parties.

NOTE 13 - INCOME TAXES

No current provision for federal income taxes is required for the year ended June 30, 2004 and 2003, since the Company incurred net operating losses through June 30, 2004.

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset at June 30, 2004 are presented below:

Deferred tax asset:
     Net operating loss carryforward                                $ 6,440,000
     Equity compensation                                                216,000
     Reserves and accruals                                               34,000
                                                                    -----------
                                                                      6,690,000

Less valuation allowance                                             (6,690,000)
                                                                    -----------

Net deferred tax asset                                              $        --
                                                                    ===========

The valuation allowance increased by $2,628,000 and $2,552,000 during the years ended June 30, 2004 and 2003, respectively.

The provision for income taxes for the years ended June 30, 2004 and 2003 differs from the amount computed by applying the U.S. Federal income tax rate of 34% to income before income taxes primarily as a result of state income taxes and changes in the valuation allowance.

As of June 30, 2004, the Company had net operating loss carryforwards of approximately $16,700,000 available to offset future taxable federal and state income. The federal and state carryforward amounts expire in varying amounts through 2024 and 2011, respectively.

NOTE 14 - BASIC AND DILUTED LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended June 30, 2003 and 2002:

                                                      2004             2003
                                                  ------------     ------------
Numerator for basic and diluted loss per
  common share - net loss                         $ (7,161,005)    $ (6,410,216)
                                                  ============     ============

Denominator for basic and diluted loss per
  common share - weighted average shares            10,510,065        2,482,856
                                                  ============     ============

Basic and diluted loss per common share           $      (0.68)    $      (2.58)
                                                  ============     ============

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

AUGUST 2004 CALLABLE NOTES

On August 12, 2004, the Company entered into a for Securities Purchase Agreement with several accredited institutional investors the issuance of an aggregate of $500,000 principal amount 10% Callable Secured Convertible Notes ("August 2004 Callable Notes") . The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $0.0056 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by fifty percent (50%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The August 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The August 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has registered approximately 500,000,000 shares of its common stock to cover the conversion of the August 2004 Callable Notes.

In connection with the August 2004 Callable Notes, the Company also issued warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $0.0056 per share that expire five years from the date of issuance. The Company has reserved and registered 3,000,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2004 Callable Notes, the Company has provided a debt discount of $500,000. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

Subsequent to year end, the Company incurred cash issuance costs of $120,000 which will be recorded as deferred financing costs. The Company will amortize the deferred financing costs to interest expense using the straight-line method, through August 2006 and recording the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

COMMON STOCK AND WARRANTS

Subsequent to year end, the Company issued 174,387,642 shares of its common stock in connection with the conversion of $129,641 of convertible debenture debt, including 30,000,000 shares were issued in consideration of the Company's not having the required amount of authorized shares to satisfy the notice of conversion in a timely manner.

Subsequent to year end, the Company issued 23,750,000 and 100,000,000 shares of its Common Stock to its former Chief Executive Officer in payment of $100,000 of accrued compensation and $50,000 related to the conversion of notes payable, respectively. The common stock was valued at $166,250 and $50,000 (based on the fair value on the date of grant) for the issuance related to the accrued compensation and the conversion of notes payable, respectively. The Company will record a loss on settlement of accrued compensation of $66,250 in other expense in the statement of operations for the quarter ending September 30, 2004.

Subsequent to year end, the Company issued 150,000,000 shares of its Common Stock to its Chief Executive Officer in connection with an employment agreement. The common stock was valued at approximately $150,000 (based on the fair value on the date of grant) and will be expensed over the life of the related employment agreement.

Subsequent to year end, the Company issued 30,000,000 shares of its Common Stock, 15,000,000 to its former Chief Financial Officer and 15,000,000 to a current board of director in connection with consulting services rendered. The common stock was valued at approximately $30,000 (based on the fair value on the date of grant).

Subsequent to year end, the Company issued 2,000,000 shares of the Company's common stock for services rendered, valued at $11,400 (or $0.0057 per share, which is the fair market value of the stock on the date of issuance).

Subsequent to year end, the Company issued a warrant to purchase 1,000,000 restricted shares of the Company's common stock at $0.03 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and director of the Company in connection with a consulting agreement and will value such warrant in accordance with SFAS 123.

OTHER

In July 2004, Fred De Luca, the Company's Secretary, was appointed as a member of the Board of Directors. In September 2004, Timothy J. Owens resigned as the Company's Chief Executive Officer and Chairman of the Board, and Steven Reder resigned from the Company's Board of Directors and was terminated as the Company's President and Chief Financial Officer. In September 2004, Edward W. Withrow III was appointed to the Board of Directors as Chairman and appointed as the Company's Chief Executive Officer, President and Acting Chief Financial Officer.

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                           Consolidated Balance Sheets

                                     ASSETS

                                                      As of             As of
                                                    March 31,          June 30,
                                                       2005             2004
                                                   ------------     ------------
                                                   (unaudited)

CURRENT ASSETS
   Cash                                             $    2,770        $  310,520
   Inventory                                            42,899                --
   Accounts receivable                                  62,016            35,870
   Customer deposits                                    45,102            50,500
   Prepaid expenses                                    106,195           107,597
                                                    ----------        ----------

    Total Current Assets                               258,982           504,487

NET PROPERTY & EQUIPMENT                                25,218            28,422

NET DEFERRED FINANCING COSTS                            88,642           102,861

OTHER ASSETS
   License                                             358,684           358,684
   Prepaid interest                                    100,000           100,000
   Security deposits                                    10,045            10,145
                                                    ----------        ----------
                                                       468,829           468,829

                  TOTAL ASSETS                      $  841,671        $1,104,599
                                                    ==========        ==========

               See Notes to the Consolidated Financial Statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                           Consolidated Balance Sheets

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       As of             As of
                                                     March 31,         June 30,
                                                       2005              2004
                                                       ----              ----
                                                   (unaudited)
CURRENT LIABILITIES

   Accounts payable and accrued expenses           $  1,041,161    $    782,152
   Accrued salaries                                      86,968          53,974
   Accrued legal fees                                        --         210,093
   Lease liability                                      156,400         156,400
   Notes payable                                        342,793          20,702
   Notes payable to related parties                     108,000         496,025
                                                   ------------    ------------
     Total Current Liabilities                        1,735,322       1,719,346

LONG-TERM LIABILITIES
   Convertible notes payable, net of amortization
      debt discount of $1,128,470                     1,463,770         473,446
                                                   ------------    ------------

TOTAL LIABILITIES                                     3,199,092       2,192,792

STOCKHOLDERS' EQUITY

   Common stock ($0.001 par value, 5,000,000,000
      shares authorized 9,250,148 and
      10,969 shares issued and outstanding as of
      March 31, 2005 and 2004, respectively)              9,250          34,533
   Additional paid-in capital                        18,170,999      16,224,035
   Retained earnings (deficit)                      (20,542,018)    (17,346,781)
                                                   ------------    ------------
     Total Stockholders' Equity                      (2,357,421)     (1,088,193)
                                                   ------------    ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $    841,671    $  1,104,599
                                                   ============    ============

               See Notes to the Consolidated Financial Statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                    Three Months Ended              Nine Months Ended
                                         March 31,                      March 31,
                                 --------------------------    --------------------------
                                    2005           2004           2005           2004
                                 -----------    -----------    -----------    -----------
Revenue                          $     1,940    $     1,298    $     5,176    $   191,702

Costs and expenses:
    Cost of sales                      1,095          1,075          2,838        109,437
    General and administrative       448,400        891,266      1,726,490      4,307,326
    Impairment loss                       --         69,140             --        756,788
                                 -----------    -----------    -----------    -----------

Loss from operations                (447,555)       (60,183)    (1,724,152)    (4,981,849)

Other expense:
    Interest expense                (559,754)      (121,494)    (1,509,067)    (1,463,200)
    Interest income                    2,250             --          2,510             --
    Other income                       2,352             --         36,631             --
    Other expense                         --             --             --        (27,919)
                                 -----------    -----------    -----------    -----------

Net loss                         $(1,002,707)   $(1,081,677)    (3,194,078)    (6,472,968)

Basic and diluted net loss per
  common share                   $     (0.25)   $   (163.04)   $     (1.67)   $    (90.42)
                                 ===========    ===========    ===========    ===========

Basic and diluted weighted
  average shares outstanding       4,040,537         33,068      1,907,144         37,565
                                 ===========    ===========    ===========    ===========

               See Notes to the Consolidated Financial Statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                      Consolidated Statements of Cash Flows
                                  (unaudited)

                                                   Nine Months     Nine Months
                                                      Ended           Ended
                                                     March 31,       March 31,
                                                      2005             2004
                                                  ------------     ------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                           $ (3,194,078)   $ (6,472,968)

Adjustments to reconcile net loss to net cash
used in operating activities:
      Depreciation and amortization                      2,925           4,437
      Provision for loss on doubtful
        accounts receivable
      Amortization of debt discount and
        deferred financing costs                            --       1,215,522
      Amortization of prepaid commission                    --         420,836
      Loss on issuance of shares for
        settlement of accounts payable                      --          27,919
      Interest expense on issuance of shares
        for settlement of note payable to a
        related party                                       --         202,500
      Stocks and options issued for services                --         536,597
      Reserve for uncollectibility of note receivable-
        Related party                                       --         139,500
      Write-off of inventory and intellectual
        property and accrued legal fees                     --         730,131
Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable        (26,146)         57,963
     (Increase) decrease in inventory                  (42,899)       (205,476)
     (Increase) decrease in deferred costs              14,219          21,551
     (Increase) decrease in customer deposits            5,398
     (Increase) decrease in prepaid expenses and
        other assets                                     1,402          77,058
      Increase (decrease) in accounts payable
        and accrued expenses                           259,009        677,480
      Increase (decrease) in accrued salaries           32,994        248,890
--    Increase (decrease) in legal
                                    (210,093)
      Increase (decrease) in deferred revenues              --         (86,184)
      Increase (decrease) in deferred rent                  --          (4,437)
                                                  ------------    ------------
      Net Cash Provided by (Used in)
        Operating Activities                        (3,157,269)     (2,408,681)

CASH FLOWS FROM INVESTING ACTIVITIES
      Net sale (purchase) of fixed assets              (1,000)              --
                                                  ------------    ------------

     Net Cash Provided by (Used in)
       Investing Activities                            (1,000)              --

CASH FLOWS FROM FINANCING ACTIVITIES

 Change in common stock                              1,926,029         150,000
 Change in proceeds from exercise-warrants & options                   133,333
 Change in convertible debentures                      990,324       2,453,500
 Change in installment financing                            --         (46,930)
 Change in notes payable                               104,341        (215,000)
 Change in notes payable to related parties-net       (170,275)         45,000
 Change in security deposits                               100              --
                                                   ------------    ------------

 Net Cash Provided by (Used in)
   Financing Activities                              2,850,519       2,519,903
                                                  ------------    ------------

Net Increase (Decrease) in Cash                       (307,750)        111,222

Cash at Beginning of period                            310,520          67,316
                                                  ------------    ------------
Cash at End of period                             $      2,770    $    178,538
                                                  ============    ============

               See Notes to the Consolidated Financial Statements

Supplemental Disclosure of Cash Flow Disclosures:

Installment financing payable and prepaid
  insurance recorded for insurance premium
  financed                                        $              $    431,908
                                                  ============   ============
Interest Paid                                     $  1,509,067   $         --
                                                  ============   ============

Cancellatiion of financed insurance                              $    375,444
                                                  ============   ============
Common stock issued as prepaid consulting
  services                                        $              $      9,240
                                                  ============   ============
Amortization of prepaid consulting expense        $              $    420,836
                                                  ============   ============
Debt discount recognized related to convertible
  debentures                                      $              $  2,074,667
                                                  ============   ============
Common stock issued for settlement of accounts
  payable                                         $              $    255,510
                                                  ============   ============
Common stock issued for settlement of note
  payable to a related party                      $              $    112,500
                                                  ============   ============
Common stock issued in connection with
  deferred financing costs                        $              $     16,000
                                                  ============   ============

Amortization of debt discount and deferred
  financing costs against additional
  paid-in capital in connection with conversion of
  convertible debentures                          $              $    965,571
                                                  =============  ============

Common stock issued in connection with license
  agreement                                       $              $    358,684
                                                  =============  ============

Common stock issued in connection with conversion
  Of convertible debentures                                      $  2,306,250
                                                  ============   ============
Warrant issued in connection with deferred
  financing cost                                  $              $    222,810
                                                  ============   ============

               See Notes to the Consolidated Financial Statements

                         ADDISON-DAVIS DIAGNOSTICS, INC.
       Notes to the Consolidated Financial Statements As of March 31, 2005
                                  (unaudited)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying March 31, 2005 financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2005 and 2004 and for all periods presented have been made. Certain information and Footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2004 audited financial statements. The results of operations for periods ended March 31, 2005 and 2004 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty. It is management's intention to seek additional operating funds through operations and debt or equity offerings however, management has yet to decide what types of offerings are available to the Company or how much capital the Company will eventually raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 3 - DESCRIPTION OF BUSINESS

The Company operates through its parent company and two subsidiaries:

1. Addison-Davis Diagnostics, Inc. (the parent Company) 2. Xactaid, Inc. (In process of being spun-off - see Note 13) 3. Nico, Inc.

NOTE 4 - PREPAID INTEREST

The Company has prepaid interest of $203,461 in connection with the issuance of convertible debt in May 2004 and August 2004. The Company has recorded such amount as prepaid expenses for the current portion and prepaid interest for the long-term portion and is amortizing such amounts to interest expense over the life of the debt.

NOTE 5 - LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares as of March 31, 2005 and 2004, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive.

NOTE 6 - LICENSE

In October 2003, the Company entered into a License Agreement of Intellectual Property with VMM, LLC. In consideration for the License Agreement, the Company released 2,174 previously issued shares of its common stock from escrow valued at $358,684 (or $1.10 per share, which was the fair market value of the stock on the date of the License Agreement). The term of the License Agreement is one year, although so long as the Company meets certain proposed sales projections, the License Agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement. The Company will begin the amortization of the License Agreement at the time the required regulatory clearances are obtained and the License Agreement becomes effective. The Company anticipates to amortize the License Agreement over the estimated useful life of five years using a straight-line method.

In February 2004, the Company entered into a Modification to the License, the significant modifications of which were: (a) additional F.D.A. 510(k) cleared items which the Company has the right to market and sell; (b) the first year of the term of the License Agreement shall be set to commence six (6) months after
(i) the obtaining of an F.D.A. 510(k) clearance for the HIV 1 & 2 as well as all statutory waiting periods in respect of the same shall have expired with no restrictive conditions which may have a material adverse effect on marketing the HIV 1&2 product ; and (ii) VMM has obtained a manufacturer to manufacture the Products consistent with agreed upon pricing; and (c) revised sales performance goals and if such goals are not achieved, a right to extend the duration of the License Agreement upon payment to Licensor of $200,000 for each year, limited to two one (1) year extensions until sales performance goals are achieved.

NOTE 7 - NOTES PAYABLE

On June 15, 2004 the Company issued a note to Steven Reder, a former officer and director of the Company, in the amount of $220,750 which reflected the sums due to Mr. Reder for unpaid compensation due by the Company as of December 31, 2004. The note bears interest at the rate of 6% per annum payable monthly commencing June 15, 2004 and continuing until December 31, 2004, when the entire principal and accrued interest shall be due and payable. The Company has made no payments to Mr. Reder on this note (see Note 11).

NOTE 8 - NOTES PAYABLE TO RELATED PARTIES

In March 2005 the Company issued notes to Fred DeLuca, the Company's Secretary and a Director, in the aggregate amount of $40,000. In April 2004 the Company issued a note in the amount of $68,000 to Mr. DeLuca which was assumed by Xact Aid, Inc., a wholly owned subsidiary of the Company, in October 2004.

NOTE 9 - CALLABLE CONVERTIBLE NOTES PAYABLE

The Company has received notice from two of the purchasers of the Company's February 2004 Convertible Debentures, representing outstanding principal balances as at December 31, 2004 in the amount of $ 87,796, informing the Company that it is in default of certain provisions requiring the Company to maintain an adequate number of registered shares in order that the purchasers may convert their convertible debentures into common stock of the Company. The default provisions include liquidated damages through March 31, 2005 due to these two purchasers in the aggregate amount of $28,040. The Company is currently considering a plan to pay such principal balances and default payments.

NOTE 10 - STOCKHOLDERS' DEFICIT

COMMON STOCK

During the three month period ended March 31, 2005 the following shares of the Company's common stock was issued:

In January 2005 the Company issued 680,000 shares of its previously registered common stock in connection with the conversion of $10,200 of convertible note and debenture debt.

In January 2005 the Company issued 400,000 shares of its common stock to consultants for services rendered valued at $18,800 (or $0.047 per share, which is the fair market value of the stock on the date of issuance).

In February 2005 the Company issued 510,000 shares of its previously registered common stock in connection with the conversion of $8,160 of convertible note and debenture debt

In February 2005 the Company issued 177,250 shares of its common stock to a consultant for services valued at $9,750 (or $0.055 per share, which is the fair market value of the stock on the date of issuance) and 1,388,888 shares of its common stock to an executive officer in payment of a bonus pursuant to an employment agreement valued at $50,000 (or $0.036 per share, which is the fair market value of the stock on the date of issuance) .

In March 2005 the Company issued 680,000 shares of its previously registered common stock in connection with the conversion of $12,903 of convertible note and debenture debt and 175,000 shares of its common stock to consultants for services valued at $5,775 (or $0.033 per share, which is the fair market value of the stock on the date of issuance).

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company alleging that it breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process of defending this litigation and has recorded a liability of $156,400 in the accompanying unaudited consolidated balance sheet.

On June 10, 2004, Impact Displays Inc. filed a complaint against the Company demanding payment of $146,830 representing the balance due on a $346,830 invoice, against which the Company paid $200,000, for shelving to display our NICOWater(TM) product in Rite Aid Pharmacy stores. In its answer to the complaint, the Company alleged that (1) the goods sold were at the special request of third-parties (ie Rite Aid and Impact Displays) and that either of those third parties still have possession of the goods; (2) that the plaintiff overcharged for the goods; and (3) that plaintiff, in violation of state and federal law, had a tying arrangement with Rite Aid wherein only the shelving manufactured by plaintiff could be used for the display of the Company's product. Management believes that the Company will prevail and will have no liability regarding this lawsuit.

The Company is, from time to time, involved in various other legal and related proceedings, which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these other actions will not materially affect the consolidated financial position or results of operations of the Company.

On January 5, 2005, Steven H. Reder ("Reder"), a former officer and director of the Company, filed a lawsuit against the Company alleging breach of his employment agreement, wrongful discharge, libel and breach of promissory note. On June 15, 2004 the Company issued a note to Mr. Reder in the amount of $220,750, which reflected the sums due to Mr. Reder for unpaid compensation due by the Company as of June 15, 2004 (see Note 9). The note bears interest at the rate of 6% per annum payable monthly commencing June 15, 2004 and continuing until December 31, 2004, when the entire principal and accrued interest shall be due and payable. The Company has made no payments to Mr. Reder on this note. Management views this lawsuit as lacking in merit and is defending the same vigorously.

NOTE 12 - RELATED PARTY TRANSACTIONS

See Note 10 for a description of all equity instruments issued to employees and other related parties.

NOTE 13 - SUBSEQUENT EVENTS

In April 2005 the Company issued 1,916,825 shares of the Company's previously registered common stock pursuant to the conversion of $20,960 of convertible notes payable.

In April 2005, the Company entered into a Settlement and Release Agreement with Insta Med Manufacturing, Inc. ("Insta Med") in settlement of certain disputes between the Company and Insta Med concerning the license agreement dated October 17, 2003 and the February 6, 2004 modification thereto, wherein the license agreement and modification were rescinded and the rights to sell and market the Target System reverted back to Insta Med and Insta Med assigned all its right title and interest in that Drug Test Cup, Patent Pending Application No. 09752712 together with any and all approvals issued by the Federal Drug Administration ("FDA") for the Drug Test named "Drug Stop" FDA No. K 991465 Regulatory Class II approval for over-the-counter ("OTC") as well as any and all 510(K) number attached.

On May 9, 2005, in connection with the spin-off of Xact Aid, Inc., one of the Company's wholly-owned subsidiaries, the Company distributed the 2,001,000 shares to Addison-Davis Diagnostics, Inc. shareholders (along with a copy of the Xact Aid prospectus). Xact Aid, Inc. filed a registration statement with the Securities and Exchange Commission, which was declared effective on April 18, 2005, registering all 2,001,000 shares of Xact Aid common stock owned by the Company. In addition, Xact Aid has filed an application on Form 211 with the NASD to have the 2,001,000 shares traded on the Over-The-Counter-Bulletin Board. In January 2005 the Company issued 680,000 shares of its previously registered common stock in connection with the conversion of $10,200 of convertible note and debenture debt.

In April 2005 the Company issued 1,916,825 shares of its previously registered common stock in connection with the conversion of $26,436 of convertible note and debenture debt

In May 2005 the Company issued 270,000 shares of its previously registered common stock in connection with the conversion of $2,673 of convertible note and debenture debt.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

Our common stock trades on the NASD OTC Bulletin Board. From January 9, 2003 until April 26, 2004, it has traded under the symbol QTFV. Prior to that date, our common stock traded on the NASD OTC Bulletin Board under the symbol MOZN. On April 26, 2004, we effected a 1 for 10 reverse stock split and as a result our symbol was QTFI. On November 26, 2004 we changed our name to Addison-Davis Diagnostics, Inc. and as a result our symbol is ADDI.

The table below sets forth the range of high and low bid quotes of our common stock for each quarter for the last two fiscal years as reported by Yahoo Finance. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions. The following prices reflect the 10 to 1 reverse stock split effected April 26, 2004 and the 150 to 1 reverse stock split effected November 26, 2004.

Fiscal Year Ended June 30, 2003                            2003
                                                  High             Low
      First Quarter                              $6.50            $1.01
      Second Quarter                             $6.00            $1.05
      Third Quarter                              $7.60            $0.40(1)
      Fourth Quarter                             $0.51            $0.13

Fiscal Year Ended June 30, 2004                            2004
                                                  High             Low
      First Quarter                              $0.39            $0.16
      Second Quarter                             $0.15            $0.04
      Third Quarter                              $0.07            $0.01
      Fourth Quarter                             $0.06            $0.01(2)

(1) Post 5 for 1 reverse split.
(2) Post 10 for 1 reverse split.

There were approximately 2,200 holders of our common stock of record as of July 15, 2005.

DIVIDENDS

We have never declared or paid cash dividends on our common stock, and our present policy is not to pay cash dividends on our common stock. Any payment of cash dividends in the future will be wholly dependent upon our earnings, financial condition, capital requirements and other factors deemed relevant by our board of directors. It is not likely that cash dividends will be paid in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

Set forth in the table below is information regarding awards made through compensation plans or arrangements through July 15, 2005, the most recently completed fiscal year. The following figure reflect the 1 to 10 Reverse Stock Split effected on April 26, 2004 and the 1 to 150 Reverse Stock Split effected November 26, 2004.

----------------------------- -------------------------- -------------------------- --------------------------
                                                                                    Number of securities
                                                                                    remaining available for
                                                                                    future issuance under
                              Number of securities to    Weighted average           equity compensation
                              be issued upon exercise    exercise price of          plans (excluding
                              of outstanding options,    outstanding options,       securities reflected in
Plan Category                 warrants and rights        warrants and rights        column 2)
----------------------------- -------------------------- -------------------------- --------------------------
Equity Compensation Plans
Approved by Security Holders             N/A                        N/A                        N/A
----------------------------- -------------------------- -------------------------- --------------------------

Equity Compensation Plans
Not Approved by Security
Holders                                    0                         0                        256,137
----------------------------- -------------------------- -------------------------- --------------------------

Our 2000 Stock Option Plan (the "2000 Plan"), as amended, authorizes the issuance of options and common stock to officers, employees, directors and consultants. On February 12, 2003 we initially reserved 1,133 shares of our common stock for awards to be made under the 2000 Plan. The common stock reserved for issuance pursuant to the 2000 Plan has been registered on an S-8 Registration Statement. The 2000 Plan allows for the issuance of either incentive stock options (which, pursuant to Section 422 of the Internal Revenue Code, can only be granted to employees) or non-qualified stock options. The 2000 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2000 Plan, the exercise price may not be less than fair market value on the date of grant for incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The 2000 Plan also allows for the granting of Stock Appreciation Rights in conjunction with all or part of any stock option granted. No Stock Appreciation Rights have been granted. The number of options under the Plan available for grant at July 15, 2005 was zero.

On April 21, 2003 our Board of Directors adopted the 2003 Incentive Equity Stock Plan (the "2003 Plan"). The 2003 Plan authorizes the issuance of options, right to purchase common stock and stock bonuses to officers, employees, directors and consultants. We reserved 6,667 shares of our common stock for awards to be made under the 2003 Plan. On April 25, 2003 we filed a registration statement on Form S-8 to register 3,333 of these shares. On June 18, 2003 we filed a post-effective amendment to the registration statement and on January 20, 2004 we filed a registration statement registering an additional 3,333 and 6,667 shares, respectively, to the 2003 plan. On May 20, 2004, we filed a post-effective amendment to the Form S-8 registration statement registering an additional 3,333to the 2003 plan. On December 15, 2004, we filed a post-effective amendment to the Form S-8 registration statement registering an additional 3,333to the 2003 plan. The 2003 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The 2003 Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2003 Plan, the exercise price may not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at July 15, 2005was 256,137.

DIVIDENDS

We have not paid any cash dividends and we currently intend to retain any future earnings, to the extent we have such earnings, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                             EXECUTIVE COMPENSATION
                     REMUNERATION OF DIRECTORS AND OFFICERS

The following tables and discussion set forth information with respect to all compensation, including incentive stock option plan and non-plan compensation awarded to, earned by or paid to the President and Chief Executive Officer for all services rendered in all capacities to us for each of our last three completed fiscal years. No disclosure has been made for any executive officer, other than the Chief Executive Officer and President, because, during the last three completed fiscal years, there were no other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                            ----------------------
                                 ANNUAL COMPENSATION                        AWARDS              PAYOUTS
                             --------------------------------------------------------------------------------------
                                                        Other       Restricted                            All Other
                                                        Annual        Stock      Securities      LTIP      Compen-
Name and                       Salary       Bonus    Compensation     Awards     Underlying      Payout     sation
Principal Position     Year   (Note 1)     (Note 2)    (Note 3)         ($)      Options/SARs     ($)        ($)
                                  ($)        ($)          ($)                      (Note 5)
--------------------------------------------------------------------------------------------------------------------
Timothy J. Owens,      2004    347,538(1)     -              -            -              -            -          -
Chief Executive        2003     16,750(4)  100,000(5)(1)   177,500        -              85           -          -
Officer (7)            2002        -          -            113,500        -              -            -          -

Steven Reder           2004    347,538(2)     -              -            -              -            -          -
President(8)           2003     16,750(4)  100,000(2)(5)   177,500        -              85           -          -
                       2002        -          -            105,000        -              -            -          -

Norman A. Kunin,       2004    251,538(3)   75,000(3)         -           -              50           -          -
Chief Financial
Officer (9)

Edward W. Withrow,III  2004        0          0            0             0               0           0          0
Chief Executive
Officer, President,
Chief Financial Officer(Note 10)

Note 1 - Of this gross salary, $241,859 was paid in cash and $100,000 was paid in common stock of the Company.

Note 2 - Of this gross salary, $239,538 was paid in cash and $108,000 was paid in common stock.

Note 3 - Of this gross salary, $198,961 was paid in cash and $20,000 was paid in common stock of the Company. Of the $75,000 bonus, $25,000 was paid in cash and the balance remains unpaid and accrued.

Note 4 - These salaries were accrued and unpaid for the period June 9 through June 30, 2003.

Note 5 - These bonuses were accrued pursuant to employment agreements dated June 9, 2003 and reflect 1 to 10 reverse stock split effective April 26, 2004 and 1 to 150 reverse stock split effective November 26, 2004

Note 6 - Represent total amounts due to these executive officers pursuant to consulting agreements that pre-dated their employment. Cash payments made to Timothy J. Owens for 2003 and 2002 were $162,500 and $32,500, respectively. Cash payments made to Steven Reder for the years 2003 and 2002 were $162,500 and $35,000, respectively.

Note 7 - Resigned in September 2004

Note 8 - Terminated in September 2004

Note 9 - Resigned in June 2004

Note 10 - Edward W. Withrow's employment commenced September 24, 2004.

STOCK OPTIONS

The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis (after reflecting reverse stock splits):

                           OPTION/SAR GRANTS FOR LAST
                        FISCAL YEAR-INDIVIDUAL GRANTS(1)

                                Number of            % of Total
                               Securities       Options/SARs Granted
                               Underlying          to Employees in
                              Options/SARs           Fiscal Year       Exercise Price ($/sh)
Name                           Granted (#)                                                       Expiration Date
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Norman A. Kunin                 50                 100%               $45/share               August 4, 2008
Edward W. Withrow,III           None

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                            Options/SARs              Options/SARs
                            at FY-End(#)            at FY-End ($)(2)
                           Shares Acquired          Value Realized(1)      Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Timoth J. Owens                 None                      None                  85
Steven Reder                    None                      None                  85
Norman A. Kunin                 None                      None                  50

(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised. (2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

DIRECTOR COMPENSATION

There is no standard or individual compensation package for any of the directors.

CONSULTING AGREEMENT WITH CHIEF EXECUTIVE OFFICER

On July 8, 2005, simultaneous with the termination, by mutual consent of the parties, of the employment agreement with Edward W. Withrow III, our Chief Executive Officer, we entered into a consulting agreement with Huntington Chase LLC to retain the services of Edward W. Withrow III, their Managing Membe, as our Chief Executive Officer. Terms of the consulting agreement are substantively similar to the terms of the terminated employment agreement. The term of the agreement is from July 8, 2005 through October 1, 2007, and provides for a base fee of $96,000 per year. The agreement also provides for a one-time issuance of 3,800,000 restricted shares of our common stock to be delivered within ten days of the date of the agreement. The agreement also provides for an incentive bonus payable in cash based upon performance of certain share price and sales goals and the issuance of incentive stock options at the discretion of the Board of Directors.

                                     EXPERTS

Corbin & Company, LLP audited our financial statements at June 30, 2004 and June 30, 2003, as set forth in their report which includes an emphasis paragraph relating to our ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Corbin & Company, LLP given on their authority as experts in accounting and auditing.

Sichenzia Ross Friedman Ference LLP has given us an opinion relating to the due issuance of the common stock being registered.

                         ADDISON-DAVIS DIAGNOSTICS, INC.

                                   PROSPECTUS

                         688,757,920 Shares Common Stock

                                  July 15, 2005

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of Addison-Davis Diagnostics, Inc. since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of the registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of the registrant's directors.

The registrant's Certificate of Incorporation requires it, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of the registrant's directors or officers.

The registrant's Bylaws provide that it must, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify its directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, the registrant's best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. The registrant is required by its Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under the registrant's Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. The registrant's Bylaws permit it to indemnify its employees and agents to the fullest extent permitted by the General Corporation Law.

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the registrant, are as follows:

SEC Filing Fee                      $   2200.00
Legal Fees                          $ 20,000.00
Accounting Fees*                    $ 12,400.00
-------------------------------------------------

Total*                              $ 27,200.00

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the last three years the registrant sold securities that were not registered under the Securities Act of 1933. The transactions are as follows:

On January 9, 2003, the registrant consummated a reverse merger with MoneyZone.com, Inc., wherein the registrant issued to stockholders of Quicktest 5, Inc. 16,667 shares of common stock in exchange for all the issued and outstanding shares of Quicktest 5, Inc. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April, May and June 2003 the registrant issued 460 shares of its common stock to various consultants for services provided to the registrant. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April and June 2003 the registrant committed to issue 200 shares of its common stock to employees in connection with their initial employment. The weighted average fair market value of this common stock was $75,126 or $375 per share. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. These shares were issued in November 2003.

During the month of June 2003 the registrant sold 1,467 shares of common stock at a price of $225 per share (which was the weighted average price paid by the investors for the stock issuance) in five separate sales transactions to accredited investors. The sales included, in the aggregate, warrants to purchase 1,267 shares of common stock for a weighted average exercise price of $870 per share. The warrants have a term of five years. The registrant received aggregate net cash proceeds of $331,000 in these offerings. These transactions were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933. These purchase agreements included a provision in which, if for a period of six months from the date of purchase, the closing price of the registrant's common stock falls below $225 per share for a period of five consecutive trading days, the registrant must issue to these investors additional shares. The registrant's common stock closing price fell below $225 per share for five consecutive trading days ended October 3, 2003. Therefore, the registrant is required to issue an additional 689shares of common stock to these investors. These shares were issued in November 2003. This issuance is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On June 23, 2003 the registrant issued 1,147 shares of its common stock at a price of $150 per share for total proceeds of $172,000 to SBI-USA LLC pursuant to the terms of a convertible promissory note. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In July 2003, the registrant issued 667 shares of its common stock for cash of $150,000 and a warrant to purchase 1,000,000 shares of the registrant's common stock to William J. Ritger, an accredited individual. The warrant term is five years and the exercise price is $750 per share. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued 1,000 shares of its common stock to SBI USA LLC, one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued 85 shares of its common stock to SBI USA LLC, one of its shareholders in exchange for services rendered. The value of the services received was determined by the Board of Directors to be $26,706 (or $315 per share), which was the weighted average fair market value on the dates the services were performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant committed to issue 67 shares of its common stock to Shai Stern for services rendered in connection with the convertible debenture financing. The value of the common stock was determined by the Board of Directors to be $120 per share. These shares were issued in November 2003 pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant entered into a Securities Purchase Agreement with certain accredited institutional investors pursuant to which the registrant issued 6% convertible debentures in the total principal amount of $2,000,000. The debentures are due to be paid on August 22, 2006. The debentures are convertible at the option of the holders into shares of the registrant's common stock at $112.50 with a forced conversion option by the Company if certain closing prices are attained. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 8,889 shares of the registrant's common stock at an exercise price of $112.50 per share to these investors. The warrant exercise price was reduced to $15 in October 2003. The term of the warrants is five years. These securities were issued pursuant to an exemption from registration provided by Section 4 (2)of the Securities Act of 1933.

In August 2003, the registrant also issued a warrant to HPC Capital Management to purchase 1,778 shares of the registrant's common stock as part of the commission fee paid in connection with the placement of the convertible debentures. The warrant had an exercise price of $112.50 per share, which was reduced to $15.00 per share in October 2003, and expires in five years. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In August 2003, the registrant issued a warrant to purchase 500 shares of the registrant's common stock at $360.00 per share (the fair market value of the stock on the date of grant) to Norman A. Kunin, the registrant's Chief Financial Officer in connection with his employment agreement. The term of the warrant is five years. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

As part of the negotiations to purchase a non-controlling interest in a bottling facility in Mexico from OCIF-OBAC-SA de CV, the registrant authorized and issued to escrow 1,773 shares of its common stock until a definitive agreement could be reached. At present, a definitive agreement has not been reached. The shares were issued and held in escrow subject to a cancellation fee equal to 15% of the shares of the escrowed common stock, unless a definitive agreement was reached. No definitive agreement was reached, therefore the registrant terminated negotiations and transferred 266 shares of its common stock to OCIF-OBAC-SA de CV. The balance of the common stock was returned to the treasury. The registrant also entered into a license agreement of intellectual property with the developers and patent holders of certain rapid test medical devises for an exclusive right to market these devices, at the registrant's option. At present 667 shares of the registrant's common stock have been authorized, issued and released from escrow as a partial payment for the right to market. As an additional payment, the registrant has also issued 1,507 shares of the registrant's common stock. The common stock that has been transferred to OCIF-OBAC-SA de CV and to the developers and patent holders of the rapid test medical devices were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In November 2003, the registrant issued 63 shares of its common stock to Donald Cramer in exchange for services rendered and to be rendered valued at $120.00 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In November 2003, the registrant issued 55 shares of its common stock to Asset & Equity Corporation in payment of accounts payable in the amount of $8,729. The shares were valued at $120.00 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In November 2003, the registrant issued 507 shares of its common stock to Erick
E. Richardson in exchange for services rendered. The value of the common stock was determined by the Board of Directors to be $105.00 per share. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

Certain common stock purchase agreements with certain investors include a provision in which, if for a period of six-months from the purchase of shares our common stock closing price for 5 consecutive trading days falls below $225.00 per share, we will issue to the investors additional shares, whereby the number of shares purchased and the additional shares, multiplied by $150.00 would be equal to the aggregate purchase price paid. As of December 31, 2003, the aggregate purchase price paid by these investors totaled $310,000. Our common stock closing price fell below $225.00 per share for the 5 consecutive trading days ended October 3, 2003, requiring the us to issue an additional 689 shares of common stock to those certain investors. Such shares were issued in November 2003 and are exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In November 2003, the Company issued 55 shares of the Company's restricted common stock , valued at $6,651 ( or $120.00 per share, which is the fair market value of the stock on the date of issuance), in satisfaction of an account payable in the amount of $20,656. The Company recorded a gain on settlement of accounts payable of $14,005 in general and administrative expense in its accompanying condensed statement of operations. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In November 2003, the Company issued 63 shares of the Company's restricted common stock , valued at $7,500 ( or $120.00 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In December 2003, the Company issued 507 shares of the Company's restricted common stock, valued at $60,826 ( or $120.00 per share, which is the fair market value of the stock on the date of issuance), for legal services performed. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

In December 2003, the Company issued 67 shares of the Company's restricted common stock, valued at $9,000 (or $135.00 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

In February 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 6% convertible debentures with an original issue discount of 20%. As of June 2, 2004, we closed on an aggregate principal amount of $1,000,000 of convertible debentures and received gross proceeds of $800,000. The debentures are convertible at the option of the holders into our shares of common stock at a fixed conversion price of $15 per share. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 3,333 shares of our common stock at an exercise price of $150.00 per share to these investors. The term of the warrants is five years. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities. We paid a finders fee of 9% and issued 7 warrants to such finder. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In April 2004, the Company issued 23,809 shares of its restricted common stock to Timothy J. Owens, the Company's Chief Executive Officer, in exchange for $100,000 of accrued compensation due to him. The value of the shares was $125,000 (or $5.25 per share, which is the fair market value of the stock on the date of issuance). The Company will record a loss on settlement of accrued compensation of $25,000 in other expense in accompanying consolidated statements of operations in the quarter ending June 30, 2004. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In May 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("10% Convertible Notes). We received the first tranch in the gross amount of $400,000 and are to receive the balance in two additional tranches, the first in the gross amount of $300,000 upon the filing of a this registration statement and the final tranch in the gross amount of $300,000 upon the effective date of this registration statement. The 10% Convertible Notes are due two years from the date of issuance. The 10% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $12 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty percent (40%). In connection with the issuance of the 10% Convertible Notes, the noteholders shall receive warrants to purchase shares of our common stock ("Convertible Note Warrants"). Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities and are required to register 200% of our common shares underlying the 10% Convertible Notes and the Note Warrants. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

In May 2004, we issued 3,333 shares of our Common Stock to a consultant for services provided to us. The fair market value of this Common Stock was $15,000 or $4.50 per share. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 6,666 shares of our Common Stock to a consultant for services provided to us. The fair market value of this Common Stock was $25,000 or $3.75 per share. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 13,889 shares of our Common Stock to our Chief Financial Officer in payment of $20,000 of accrued compensation. The fair market value of this Common Stock was $29,167 or $2.10 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On August 12, 2004, the Company entered into a for Securities Purchase Agreement with several accredited institutional investors the issuance of an aggregate of $500,000 principal amount 10% Callable Secured Convertible Notes ("August 2004 Callable Notes") . The 10% convertible notes are due two years from the date of issuance. The 10% convertible notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $0.84 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by fifty percent (50%).

In the event the Company breaches one or more of its covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The August 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The August 2004 Callable Notes are collateralized by substantially all of the Company's assets.

The Company has registered approximately 3,333,333 shares of its common stock to cover the conversion of the August 2004 Callable Notes.

In connection with the August 2004 Callable Notes, the Company also issued warrants to purchase 10,000 shares of the Company's common stock at an exercise price of $0.84 per share that expire five years from the date of issuance. The Company has reserved and registered 20,000 shares of its common stock to cover these warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the August 2004 Callable Notes, the Company has provided a debt discount of $500,000. The Company is amortizing the discount using the effective interest method through August 2006. The Company is immediately recording the corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock.

In the months of July, August and September 2004 the Company issued 1,162,584 shares of its common stock in connection with the conversion of $129,641 of convertible debenture debt, including 200,000 shares that were issued in consideration of the Company's not having the required amount of authorized shares to satisfy the notice of conversion in a timely manner.

In the months of July, August and September 2004 the Company issued 158,333 and 666,667 shares of its Common Stock to its former Chief Executive Officer in payment of $100,000 of accrued compensation and $50,000 related to the conversion of notes payable, respectively. The common stock was valued at $166,250 and $50,000 (based on the fair value on the date of grant) for the issuance related to the accrued compensation and the conversion of notes payable, respectively. The Company will record a loss on settlement of accrued compensation of $66,250 in other expense in the statement of operations for the quarter ending September 30, 2004.

In August 2004 the Company issued 13,333 shares of the Company's common stock for services rendered, valued at $11,400 (or $0.86 per share, which is the fair market value of the stock on the date of issuance).

In August 2004 the Company issued a warrant to purchase 6,667 restricted shares of the Company's common stock at $4.50 per share (in excess of the fair market value of the stock on the date of grant) to a consultant and director of the Company in connection with a consulting agreement and will value such warrant in accordance with SFAS 123.

In September 2004 the Company issued 1,000,000 shares of its Common Stock to its Chief Executive Officer in connection with an employment agreement. The common stock was valued at approximately $75,000 (based on the fair value on the date of grant) and was expensed during the three month period ended September 30, 2004.

In September 2004 the Company issued 200,000 shares of its Common Stock, 100,000 to its former Chief Financial Officer and 100,000 to a current board of director in connection with consulting services rendered. The common stock was valued at approximately $30,000 (based on the fair value on the date of grant).

In October 2004 the Company issued 133,333 shares of its common stock in connection with the conversion of $2,575 of convertible note and debenture debt.

In November 2004 the Company issued 41,667 shares of its common stock in connection with the conversion of $625 of convertible note and debenture debt

In December 2004 the Company issued 1,666,036 shares of its common stock in connection with the conversion of $28,146 of convertible note and debenture debt

In January 2005 the Company issued 680,000 shares of its previously registered common stock in connection with the conversion of $10,200 of convertible note and debenture debt.

In January 2005 the Company issued 400,000 shares of its common stock to consultants for services rendered valued at $18,800 (or $0.047 per share, which is the fair market value of the stock on the date of issuance).

In February 2005 the Company issued 510,000 shares of its previously registered common stock in connection with the conversion of $8,160 of convertible note and debenture debt

In February 2005 the Company issued 177,250 shares of its common stock to a consultant for services valued at $9,750 (or $0.055 per share, which is the fair market value of the stock on the date of issuance) and 1,388,888 shares of its common stock to an executive officer in payment of a bonus pursuant to an employment agreement valued at $50,000 (or $0.036 per share, which is the fair market value of the stock on the date of issuance.

In March 2005 the Company issued 680,000 shares of its previously registered common stock in connection with the conversion of $12,903 of convertible note and debenture debt and 175,000 shares of its common stock to consultants for services valued at $5,775 (or $0.033 per share, which is the fair market value of the stock on the date of issuance).

On May 26, 2005, the Company issued 400,000 shares of the Company's common stock for services rendered, valued at $6,800 (or $0.017 per share, which is the fair market value of the stock on the date of issuance).

On June 2, 2005, the Company issued 250,000 shares of the Company's common stock for services rendered, valued at $4,500 (or $0.018 per share, which is the fair market value of the stock on the date of issuance).

On July 12, 2005, the Company issued an aggregate of 16,200,000 shares of its common stock to five consultants for services valued at $324,000 (or $0.02 per share, which is the fair market value of the stock on the date of issuance) and 3,800,000 shares of its common stock to an executive officer in payment of a bonus pursuant to a consulting agreement valued at $76,000 (or $0.02 per share, which is the fair market value of the stock on the date of issuance).

ITEM 27. EXHIBITS.

a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

3.1 Certificate of Incorporation, dated as of April 4, 1989, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.2 Certificate of Amendment to Certificate of Incorporation, dated as of November 8, 1990, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.3 Certificate of Amendment to Certificate of Incorporation, dated as of October 26, 1994, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

3.4 Certificate of Increase in Number of Authorized Shares of Common Stock, dated as of July 8, 1996, amending the Certificate of Incorporation, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.5 Certificate of Amendment to Certificate of Incorporation, dated as of March 12, 1997, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.6 Certificate of Amendment to Certificate of Incorporation, dated as of March 20, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

3.7 Certificate of Amendment to Certificate of Incorporation, dated as of March 31, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

3.8 Certificate of Amendment to Certificate of Incorporation, dated as of July 8, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.9 Certificate of Amendment to Certificate of Incorporation, dated as of July 22, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.10 Certificate of Amendment to Certificate of Incorporation, dated as of December 17, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

3.11 By-Laws of MoneyZone.com, Inc., incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

5.1   Opinion of Counsel

10.1 Securities Purchase Agreement dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.2 Registration Rights Agreement dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.3 Warrant dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.4 6% Convertible Debenture entered into by the registrant and various holders on August 22, 2003, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

10.5 6% Convertible Debenture entered into by the registrant and various holders on February 12, 2004, incorporated by reference to our Quarterly Report on Form 10-QSB (File No. 000-25022) filed on February 17, 2004.

10.6 Securities Purchase Agreement for 10% Convertible Debentures entered into by the registrant and various holders on May 28, 2004.

10.7 Registration Rights for 10% Convertible Debentures entered into by the registrant and various holders on May 28, 2004.

10.8 Warrants for 10% Convertible Debentures entered into by the registrant and various holders on May 28, 2004.

10.9  Intellectual property security agreement dated as of May 28, 2004.

10.10 Security Agreement dated as of May 28, 2004.

10.11 Callable Secured Convertible Note

10.12 Guaranty and Pledge Agreement

10.13 Security Purchase Agreement dated in June 2005

10.14 Security Agreement dated in June 2005

10.15 Stock Purchase Warrant - AJW Qualify Partners,LLC.

10.16 Stock Purchase Warrant - AJW Partners,LLC.

10.17 Stock Purchase Warrant - New Millenium Capital Partners II, LLC.

10.18 Stock Purchase Warrant - AJW Offshore, Ltd.

10.19 Registration Rights Agreement

10.20 Callable Secured Convertible Note - AJW Qualified Partners,LLC.

10.21 Callable Secured Convertible Note - AJW Partners,LLC.

10.22 Callable Secured Convertible Note - New Millenium Capital Partners II,
      LLC.

10.23 Callable Secured Convertible Note - AJW Offshore,Ltd.

16.1 Letter on change in certifying accountant, incorporated by reference to the Current Report on Form 8-K (File No. 000-25022) dated February 12, 2003.

21.1 Subsidiaries of the registrant, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

23.1  Consent of Corbin & Company LLC, dated June 10, 2004 filed herewith.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the 1933 Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on the 20th day of July 2005.

Addison-Davis Diagnostics, Inc.
a Delaware corporation

By:      /s/ Edward W. Withrow III
         -----------------------------------------------
         Edward W. Wiothrow III, Chief Executive Officer

         /s/ Edward W. Withrow III
         -----------------------------------------------
         Edward W. Withrow III, Chief Financial Officer

Pursuant to the requirements of the 1933 Securities Act, this Form SB-2 Registration Statement has been signed by the following persons in the capacities with Addison-Davis Diagnostics, Inc. and on the dates indicated.

Dated: July 20, 2005

/s/ Edward W. Withrow III
-------------------------------------------
Edward W. Withrow III, Chief Executive
Officer, President, Chief Financial Officer
and Director